SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

First Financial Bancorp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing fee (Check the appropriate box)

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing party:

4)	Date filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:                    May 24, 2016

Time:                   10:00 am local time

Where:                First Financial Center

255 East Fifth Street

     Room 950

Cincinnati, OH 45202

To attend via live webcast, go to
www.virtualshareholdermeeting.com/ffbc16

To the Shareholders of First Financial Bancorp.:

Our Annual Meeting of Shareholders will be held at 10:00 am local time, May 24, 2016 in Room 950 of the First Financial Center at 255 East Fifth Street, Cincinnati, Ohio. The Annual Meeting of Shareholders is held for the following purposes:

1.	To elect thirteen directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected;

2.	Re-approve the Company’s Amended and Restated Key Executive Short Term Incentive Plan;

3.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2016;

4.	To approve, on an advisory basis, the compensation of the Company’s executive officers; and

5.	To consider and act upon any other matters that may properly come before the meeting.

Only shareholders of record at the close of business on March 30, 2016 are entitled to notice of and to vote at the Annual Meeting or at any adjournment of the Annual Meeting.

Important Notice regarding the Internet availability of Proxy Materials for the Annual Meeting The proxy statement and 2015 annual report are available at www.bankatfirst.com/investor.

Your vote is very important. We urge all shareholders to vote on the matters listed above and described in the proxy statement as soon as possible, whether or not they attend the Annual Meeting.

For your convenience, you may attend the Annual Meeting in person or through a webcast. You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/ffbc16 when you enter your 12-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/ffbc16. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website. While our management will address questions from shareholders physically present or who have submitted their questions electronically prior to the Annual Meeting, the webcast will not allow you to ask questions of management during the meeting.

You may visit www.theinvestornetwork.com/forum/ffbc at any time prior to the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and access information about the Company.

The Board of Directors unanimously recommends you vote FOR each of the proposals listed above and described in the proxy statement.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THESE FOUR WAYS:
Vote Online • Before the Meeting: Go to www.proxyvote.com • During the Meeting: Go to www.virtualshareholdermeeting.com/ffbc16	Vote by Phone By calling 1-800-690-6903
Vote by Mail By signing, dating, and returning your proxy card in the enclosed envelope	Vote in Person By attending the Annual Meeting

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help us reduce our costs incurred in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Mailing Date: April 14, 2016	BY ORDER OF THE BOARD OF DRECTORS

Shannon M. Kuhl
Corporate Secretary

TABLE OF CONTENTS

Proxy and Annual Meeting Summary			1
Date and Location of Annual Meeting	1	How to Vote	1
Record Date	1	Meeting Agenda and Voting Recommendations	1

Proxy Statement, Voting and Annual Meeting Information			2
Proxy Statement Information	2	Electronic Delivery of Proxy Statement and Annual Report	5
Voting Information	2
Annual Meeting Information	4	Householding Information	5

Proposal 1 - Election of Directors			6

Proposal 2 – Re-approval of the Amended and Restated Key Executive Short Term Incentive Plan			11
Background	11	Plan Benefits	13
Summary of the STIP	12

Proposal 3 - Ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2016			13
Accounting Firm Fees	13	Report of the Audit Committee	14

Proposal 4 - Non-Binding, Advisory Vote to Approve Executive Officer Compensation			15

Share Ownership			16
Principal Shareholders	16	Compliance with Section 16(a) of the Exchange Act	18
Shareholdings of Directors, Executive Officers and Nominees for Director	16

Corporate Governance			18
General	18	Succession Planning	21
Our Board’s Role in Risk Oversight	19	Board Meetings	21
Director Independence	20	Board Committees	22
Board Leadership Structure	20	2015 Board Compensation	24
Board Self-Assessment	20	Review and Approval of Related Person Transactions	26
Evaluating Nominees and Electing Directors	20
Director Education	21	Policy Against Hedging Activities	26
Share Ownership Guidelines	21	Communicating with the Board of Directors	27

Executive Compensation (See detailed Executive Compensation Table of Contents)			27
Compensation Committee Report	27	2015 Summary Compensation Table	34
Compensation Discussion and Analysis (CD&A)	27	Executive Compensation Overview	36

2017 Annual Meeting Information			58
Shareholder Proposals for the 2017 Annual Meeting

Exhibit A – Amended and Restated Key Executive Short Term Incentive Plan			59

PROXY STATEMENT Mailing Date: April 14, 2016

Annual Meeting of Shareholders

Date:                 May 24, 2016

Time:                10:00 am local time

Where:              First Financial Center

255 East Fifth Street

Room 950

Cincinnati, OH 45202

www.virtualshareholdermeeting.com/ffbc16

Record Date:     March 30, 2016 -- Shareholders of record as of the close of business on March 30, 2016 are entitled to vote at the Annual Meeting.

How to Vote

Vote Online:

Before the Meeting: go to www.proxyvote.com

During the Meeting: Go to www.virtualshareholdermeeting.com/ffbc16

Vote by phone by calling 1-800-690-6903

Vote by mail by signing, dating, and returning your proxy card in the enclosed envelope

Vote in person by attending the Annual Meeting

We are sending this proxy statement and the accompanying proxy card to you as a shareholder of First Financial Bancorp., an Ohio corporation, in connection with the solicitation of proxies for the 2016 Annual Meeting of Shareholders (the “Annual Meeting”). Our Board of Directors is soliciting proxies for use at the Annual Meeting, or at any postponement or adjournment of the Annual Meeting.

Meeting Agenda and Voting Recommendations:

Proposal	Approval Required	Board’s Recommendation	Page Reference
1. Election of Directors	Affirmative vote of a plurality	For Each Nominee	6

2. Re-approval of the Amended and Restated Key Executive Short Term Incentive Plan	Majority of votes present, in person or by proxy, and entitled to vote	For	11

3. Ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2016	Majority of votes present, in person or by proxy, and entitled to vote	For	13

4. Approve, on an advisory basis, the compensation of the Company’s executive officers	Majority of votes present, in person or by proxy, and entitled to vote	For	15

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your completed proxy may, if you have so selected, give your proxies the authority to vote on these other matters in their best judgment.

In this proxy statement, the “Company,” “First Financial,” “First Financial Bancorp,” “we,” “our,” or “us” all refer to First Financial Bancorp. and its subsidiaries. We also refer to the Board of Directors of First Financial as the “Board.” References in this proxy statement to “common shares” or “shares” refer to the Company’s common shares.

1

Unless otherwise noted, the information in this proxy statement covers our 2015 fiscal year that began January 1, 2015 and ended December 31, 2015.

Proxy Statement, Voting and Annual Meeting Information

Proxy Statement Information

Why am I receiving this Proxy Statement?

We are making available this Notice of Annual Meeting of Shareholders, proxy statement, and annual report for the year ended December 31, 2015 (the “proxy materials”), either online or by mail, in connection with the 2016 Annual Meeting of Shareholders of First Financial because you are a shareholder of record of the Company as of the close of business on March 30, 2016 (the “record date”). This proxy statement describes the matters on which you are asked to vote and provides information about those matters and about the Company so that you can make an informed decision.

This proxy statement and related materials are being mailed to, or can be accessed online by, shareholders on or about April 14, 2016.

What is Notice and Access and why did First Financial elect to use it?

We are making the proxy materials and annual report available to our shareholders electronically via the Internet under the Notice and Access regulations of the U.S. Securities and Exchange Commission (“SEC”). Many of our shareholders have received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of receiving a full set of printed materials in the mail. We are using the Notice and Access method to expedite distribution and reduce the costs associated with printing and mailing these materials.

The Notice of Internet Availability includes information on how to access and review the proxy materials and how to vote online, by phone, or by attending the Annual Meeting. The proxy materials and annual report, as well as other reports filed with or furnished to the SEC, can be accessed free of charge at www.bankatfirst.com/investor. You may also access this information by searching “Company Filings” at www.sec.gov.

I received a Notice of Internet Availability of Proxy Materials only. How can I receive printed copies of the proxy statement and annual report?

Shareholders may receive a printed copy of the annual report and proxy materials, free of charge, by following the instructions on the Notice of Internet Availability for receiving such materials:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL: sendmaterial@proxyvote.com

Who is paying for the cost of this proxy solicitation?

First Financial is paying for the costs associated with preparing, printing and mailing these proxy materials, as well as the cost of soliciting proxies on behalf of the Board. We have retained Advantage Proxy to aid in the solicitation of proxies for the Annual Meeting. Advantage Proxy will receive a base fee of $4,250 plus reimbursement of out-of-pocket fees and expenses for its services. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding the proxy materials to beneficial owners of our shares and soliciting their proxies.

Our directors, officers and associates also may solicit proxies from our shareholders by further mailings, personal contact, phone, or e-mail, but these individuals will not receive additional compensation for this solicitation activity.

Voting Information

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on March 30, 2016 will be entitled to notice of and to vote at the Annual Meeting. Each common share owned at the close of business on March 30, 2016 entitles its owner to one vote on each proposal being considered at the Annual Meeting.

The common shares are the Company’s only voting securities entitled to vote at the Annual Meeting. At the close of business on March 30, 2016, there were 61,855,021 common shares outstanding and entitled to vote.

2

How do I vote my shares?

Even if you plan to attend the Annual Meeting, in person or virtually as described below, we strongly encourage you to vote prior to the meeting. Shareholders of record may vote using any of the following methods:

Online Voting: You may vote before or during the meeting through the Internet as instructed on your Notice of Internet Availability or proxy card. Before the Annual Meeting, you may go to http://www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2016. During the meeting, you may go to www.virtualshareholdermeeting.com/ffbc16 to attend the meeting via webcast and vote online. You should have your proxy card or Notice of Internet Availability in hand when you access either of these websites and follow the instructions to obtain your records and to vote.

Vote by Phone: Telephone voting is available toll-free at 1-800-690-6903 up until 11:59 pm Eastern Time on May 23, 2016. You should have your proxy card or Notice of Internet Availability or proxy card in hand when making this call.

Vote by Mail: Complete, sign and date your proxy card and return it in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vote in Person by Attending the Annual Meeting: Please see the question and answer “How can I attend the Annual Meeting?” provided below for additional information.

If you hold your shares in “street name” at a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee on how to vote your shares.

What is the difference between holding shares directly as a shareholder of record and holding shares in “street name” at a bank, broker or other nominee?

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, you are considered the shareholder of record and the proxy materials or a Notice of Internet Availability were sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly by using the enclosed proxy card, through the online voting methods described in this proxy statement, or by phone, or to vote in person at the Annual Meeting.

Holding shares in “street name” at a bank, broker or other nominee: If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” The proxy materials, Notice of Internet Availability, or voting instruction card was forwarded to you by your bank, broker or other nominee who is considered the shareholder of record of your shares. Your bank, broker or other nominee will send you, as the beneficial owner, separate information describing how you can vote your shares.

What happens if I sign, date and return my proxy card, or complete the online or telephonic proxy methods, but do not specify how I want my shares voted on one or more of the proposals?

Your shares will be voted in the manner you specify on each proposal. If you are a shareholder of record and complete and return a proxy, but do not provide voting instructions on one or more proposals, your vote will be counted as a vote “for” all of the Company’s nominees for directors and for Proposals 2, 3 and 4.

If you hold your shares in “street name” and have not returned voting instructions on one or more proposals, your bank, broker or nominee may vote your shares only on those proposals for which it has discretion to vote. We believe that under applicable rules, your bank, broker or nominee has discretion to vote your shares on routine matters such as the ratification of our independent registered accounting firm, Proposal 3. However, your bank, broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors or Proposals 2 and 4. If you do not provide voting instructions on a non-routine proposal, your shares will be considered “broker non-votes.” The effect of a “broker non-vote” on each proposal is detailed in the questions and answers concerning “Annual Meeting Information” below.

What if I indicate “Withheld” with respect to the election of one or more directors or “Abstain” with respect to any of the other proposals being considered?

The effect of these voting specifications on each proposal is detailed in the questions and answers under the heading “Annual Meeting Information” below.

If you “abstain” on a proposal, your shares will be counted for purposes of whether a quorum exists but will otherwise have the same effect as a vote against each proposal for which you abstain.

3

Can I change my proxy vote?

You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by:

•	Sending a written notice of revocation to First Financial Bancorp, Attn: Shannon M. Kuhl, Corporate Secretary, 255 East Fifth Street, Suite 2900, Cincinnati, Ohio 45202;
•	Delivering a later dated proxy (including by using the online or telephone voting methods); or
•	Attending the Annual Meeting and giving notice of revocation in person.

If you hold your shares in “street name” and instructed your bank, broker or other nominee to vote your common shares and you would like to revoke or change your vote, you must follow the instructions provided by your bank, broker or other nominee.

What if my shares are held through the First Financial Bancorp 401(k) Savings Plan (applicable to traditional or Roth contribution plans)?

You will receive an electronic Notice of Internet Availability unless you opted to receive paper copies of the proxy materials. The Notice of Internet Availability will contain voting instructions for all shares registered in the exact same name, whether inside or outside of the First Financial Bancorp 401(k) Savings Plan (the “Savings Plan”). If you hold shares outside of the Savings Plan and they are not registered in the same name as those within the Savings Plan, you will receive a separate Notice of Internet Availability or proxy card for the shares held outside of the Savings Plan.

Voting instructions with respect to shares held in the Savings Plan must be received by 11:59 pm Eastern Time on May 22, 2016. All voting instructions you give with respect to these shares will be kept confidential. If you do not timely submit voting instructions for these shares, the shares allocated to you, together with all unallocated shares held in the Savings Plan, will be voted in accordance with the pro-rata vote of participants in the Savings Plan who did provide instructions.

Who should I contact if I have questions about this proxy solicitation and where can I get assistance in voting my shares?

You may contact us at shareholderrelations@bankatfirst.com or call our Investor Relations department toll free at 1-877-322-9530 if you have any questions or need assistance in voting.

Annual Meeting Information

How many votes must be present in person or by proxy to hold the Annual Meeting?

A quorum must exist before business can be conducted at the Annual Meeting. Under our Amended and Restated Regulations (the “Amended Regulations”), a quorum will exist if a majority of the common shares outstanding as of the record date are present in person or by proxy. At the close of business on March 30, 2016, there were 61,855,021 common shares outstanding. A majority, or 30,927,512 common shares, present in person or by proxy, will constitute a quorum.

What proposals are being considered and how many votes are needed for each proposal to be approved by the shareholders?

Proposal	Approval Required	Effect of an Abstention (or Withheld Vote with respect to Proposal 1)	Effect of a Broker Non-Vote
1. Election of Directors	Affirmative vote of a plurality	No effect on election voting but see “Policy on Majority Voting” in the Corporate Governance section of this proxy statement	No effect

2. Re-approval of the Amended and Restated Key Executive Short Term Incentive Plan	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	No effect

4

3. Ratify the appointment of Crowe Horwath as our independent registered accounting firm for 2016	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	Not Applicable

4. Approve, on an advisory basis, the compensation of the Company’s executive officers	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	No effect

How can I attend the Annual Meeting?

You can attend our 2016 Annual Meeting in person, via the Internet, or by proxy.

Our 2016 Annual Meeting will take place at our principal executive offices at 255 East Fifth Street, Room 950, Cincinnati, Ohio. You will need to present photo identification, such as a driver’s license, and proof of share ownership as of the record date, such as an account statement or copy of the proxy card or Notice of Internet Availability with your printed name and address, for admission to the Annual Meeting. If you hold your shares in “street name” and you wish to be able to vote at the Annual Meeting, you must obtain and follow instructions provided by the bank, broker or other nominee who is the record holder of the shares. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

You may also attend the Annual Meeting via a webcast at www.virtualshareholdermeeting.com/ffbc16. You may vote while attending the webcast meeting by following the instructions at www.virtualshareholdermeeting.com/ffbc16. You will not be able to submit questions to executive management or the Board via this webcast during the Annual Meeting. To attend the Annual Meeting via www.virtualshareholdermeeting.com/ffbc16, you will need the control number included on the Notice of Internet Availability or proxy card that was mailed to you. Instructions on how to attend and participate in the Annual Meeting via the Internet are posted at www.virtualshareholdermeeting.com/ffbc16.

How do I find out the voting results from the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Electronic Delivery of Proxy Statement and Annual Report

Can I elect to only receive First Financial’s proxy materials and annual reports electronically?

Shareholders can elect to view future proxy materials and annual reports electronically instead of receiving print copies of these items in the mail. You can make this election by following the instructions provided on your proxy card or Notice of Internet Availability or by going to www.proxyvote.com and following the instructions provided there.

If you choose to receive future proxy statements and annual reports electronically and you continue to hold shares as of the record date of the next annual meeting, you will receive an e-mail message next year that includes access information for these materials as well as instructions for online voting.

Householding Information

What is “householding?”

If two or more shareholders reside at the same address and appear to be members of the same family, we may send a single copy of the proxy materials, or Notice of Internet Availability, to that address unless one of the shareholders at that address notifies us that they wish to receive individual copies of the material. This procedure reduces our printing and mailing costs. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions for each shareholder account.

How do I stop participating in the householding program?

To stop participating in the householding program, contact Broadridge Financial Solutions, Inc. by calling toll free at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of Broadridge’s receipt of your instruction.

5

Proposal 1 -- Election of Directors

Our Board currently consists of fourteen members, thirteen of whom are non-employee directors. Our Amended Regulations provide that the Board shall consist of not less than nine nor more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. Any vacancy may be filled by the Board in accordance with law and our Amended and Restated Regulations for the remainder of the term of the vacant directorship. The Board has established the number of directors at fourteen. Mark A. Collar has chosen not to stand for re-election, and the Board has not appointed a nominee to fill Mr. Collar’s seat on the Board. As a result, the Board has determined that it will decrease the number of directors to thirteen immediately following the Annual Meeting.

Our Board has approved the nomination of the following thirteen persons as candidates for election as director, each for a one-year term: J. Wickliffe Ach, David S. Barker, Cynthia O. Booth, Claude E. Davis, Corinne R. Finnerty, Peter E. Geier, Murph Knapke, Susan L. Knust, William J. Kramer, Jeffrey D. Meyer, John T. Neighbours, Richard E. Olszewski, and Maribeth S. Rahe. Each of the nominees is an incumbent director. The Corporate Governance and Nominating Committee (“CGNC”) recommended all thirteen nominees to the Board, which in turn unanimously approved the nomination of all thirteen persons.

In the event that any one or more of the nominees becomes unavailable or unable to serve as a director prior to the Annual Meeting, the accompanying proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. We have no reason to believe that any nominee will be unable or decline to serve as a director.

The thirteen nominees for director receiving the most votes at the Annual Meeting will be elected as directors. You can find additional information about our Policy on Majority Voting in the Corporate Governance section of this proxy statement. The general considerations and criteria for assessing director candidates are established in the Charter of the Board’s Governance and Nominating Committee (available at www.bankatfirst.com/investor). These considerations and criteria are also summarized in the Corporate Governance section of this proxy statement.

Below is information concerning the nominees for directors such as their present and past professional positions, current directorships with other companies or organizations, and key qualifications and attributes qualifying them to serve on our Board. The age indicated for each nominee below is their age as of March 30, 2016. For information regarding ownership of shares of the Company by nominees and directors of the Company, see the Shareholdings of Directors, Executive Officers and Nominees for Director section of this proxy statement. Except as noted, there are no arrangements or understandings between any director or any nominee, and any other person pursuant to which such director or nominee is or was nominated to serve as director.

J. Wickliffe Ach Director Since: 2007 Age: 67 Committees: Corporate Governance & Nominating (Chair), Compensation

Mr. Ach currently serves as the President and Chief Executive Officer of Hixson Inc., an architectural engineering firm located in Cincinnati, Ohio. He has held these positions with Hixson Inc. since 1993.

Mr. Ach is the Vice Chair of the Board of Directors of First Financial Bancorp. He presently serves on the board of directors of Hixson Inc. and Setzer Corp. (a private corporation located in Dayton, Ohio that is a construction contractor). Mr. Ach also serves on the board of directors of the CISE Foundation, a Cincinnati not for profit organization. He is or has been involved in a number of business and civic organizations including the Cultural Facilities Task Force of Hamilton County, Ohio relating primarily to the Cincinnati Museum Center and Music Hall facilities. Mr. Ach is President of the Union Terminal Corporation. He also is on the board of trustees of the Architectural Foundation of Cincinnati.

As a seasoned business owner and entrepreneur, Mr. Ach brings valuable insight to the Board in strategic and cultural matters. Mr. Ach’s involvement in the Cincinnati business community provides added understanding of our growing Cincinnati market area. Furthermore, his specific background in architectural engineering provides added value in our strategies related to physical banking center locations and design.

6

David S. Barker Director Since: 2010 Age: 64 Committees: Audit, Capital Markets, Compensation

Mr. Barker is the President and Chief Executive Officer of SIHO Insurance Services, Columbus, Indiana, a community health care benefits company serving over 150,000 members throughout Indiana.  He has held these positions since 1999 and has more than 30 years of experience in the insurance industry.

He is active in many civic and community endeavors, including serving as current Chairman of the Indiana University Purdue University Columbus Board of Advisors, a Board member of the Heritage Fund Community Foundation, and a member of the Indiana University Advisory Board for Psychological & Brain Sciences School of Neurology.  Mr. Barker has been a Board member and past Chairman of the Columbus Area Economic Growth Council, the Columbus Area Chamber of Commerce, and  the United Way, as well as serving as a board member of the Riley’s Children’s Foundation (Columbus Leadership Team),

Mr. Barker is an important member of the business community in Columbus, Indiana and we look to his leadership and guidance as we continue to build our presence in key southern Indiana markets.  Furthermore, his experience as the President of a company provides the board with insight on executive matters.

Cynthia O. Booth Director Since: 2010 Age: 58 Committees: Risk and Compliance (Chair), Corporate Governance & Nominating

Ms. Booth is the President and Chief Executive Officer of COBCO Enterprises, LLC, the owner and operator of six McDonald’s restaurants in the Cincinnati area. Prior to forming COBCO in 2000, she held various executive positions at Firstar Bank (now U.S. Bank) in Cincinnati including President, Firstar Bank Foundation, Senior Vice President—Director of Community Development, Vice President of Private Wealth Group, Vice President of Residential Real Estate, Vice President of Human Resources, and Vice President, and before that was President of Diversified Solutions, Inc., a bank consulting firm.

Ms. Booth is active in several civic and community organizations, including serving as a director and the treasurer of the Greater Cincinnati Regional Chamber of Commerce and as a director of the YWCA of Greater Cincinnati.

Ms. Booth brings deep banking experience to the Board, including extensive knowledge in residential real estate lending, regulatory relations, the Community Reinvestment Act and other regulatory compliance, private banking and human resources matters. Furthermore, her experience in the restaurant franchise area provides valuable insight into the specialty area of lending conducted through our subsidiary First Franchise Capital Corporation.

Claude E. Davis Director Since: 2004 Age: 55

Mr. Davis is the Chief Executive Officer of both First Financial Bancorp and First Financial Bank, positions he has held since October 1, 2004.  He also serves as the Chairman of the Board of First Financial Bank.  Mr. Davis has over 28 years of experience in the financial services industry.

Mr. Davis was elected to the board of directors of the Federal Reserve Bank of Cleveland in 2013 and has served on its Executive Committee and Audit Review Committee since January 2014.  Beginning January 1, 2016, he is the chair of the board’s Audit Review Committee for the Federal Reserve Bank of Cleveland.  Mr. Davis also serves as a member of the Cincinnati Business Committee and the American Banker’s Council.

Mr. Davis’ years of experience in the banking industry as well as his extensive financial background provide leadership to the Board.  As CEO, he is intimately familiar with all aspects of our business activities.  His involvement in other boards and organizations gives him insight on important societal and economic issues relevant to our Company’s business and markets.  His involvement with the Federal Reserve Bank of Cleveland provides invaluable perspective on the financial services industry.

7

Corinne R. Finnerty Director Since: 1998 Age: 59 Committees: Corporate Governance & Nominating, Risk and Compliance

Ms. Finnerty is the principal and sole shareholder of the law firm of McConnell Finnerty PC located in North Vernon, Indiana. She has over 30 years of experience representing financial institutions in a wide variety of legal matters. Ms. Finnerty was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of the Company in 1998.

Ms. Finnerty served as a member of the Indiana Supreme Court Disciplinary Commission from 2003 to 2013.

Ms. Finnerty’s deep roots in the North Vernon, Indiana area provide representation on the Board for our southeast Indiana market. Her participation for ten years on the Indiana Supreme Court Disciplinary Commission allows her to provide insight on governance and ethical issues. Furthermore, her years as a practicing attorney, including the representation of financial institutions for over thirty years, give her enhanced perspective on legal and regulatory issues.

Peter E. Geier Director Since: 2014 Age: 58 Committees: Audit, Compensation

Mr. Geier is principal of PGeier Consulting, LLC, a business consulting firm.  As of April 1, 2016, he is a Senior Lecturer at the Fisher College of Business, Department of Management Science at The Ohio State University.  He previously served as the Chief Executive Officer of The Ohio State University Health System and the Chief Operating Officer of The Ohio State University Wexner Medical Center from 2001 to 2015.  In his roles with The Ohio State University Health System and The Ohio State University Wexner Medical Center, he was responsible for the financial performance and operations of the university’s academic medical center which includes six hospitals, multiple out-patient sites, the College of Medicine and an integrated faculty practice group.

Mr. Geier was previously a director and Chairman of the Board of Insight Bank since 2006, serving on the executive, asset liability and loan committees of the bank. Pursuant to the Agreement and Plan of Merger among the Company, First Financial Bank, and Insight Bank, the Company agreed to appoint one qualified, independent director associated with Insight Bank to the Company’s Board as well as to the Board of Directors First Financial Bank, National Association. Mr. Geier was appointed to our Board in September 2014 pursuant to this agreement following the consummation of the merger in August 2014. Mr. Geier also served on the board of directors of Huntington Bancshares from 1999 to 2001 where he held the positions of President and Chief Operating Officer.

Mr. Geier presently serves on the board of Santa Rosa Consulting, a for-profit consulting firm, as well as serving previously on the board of the Ronald McDonald House and the boards of the following not-for-profit hospitals: University Hospital, Ross Heart Hospital, Harding Hospital, James Cancer Hospital, The Ohio State University Hospital East, The Ohio State University Wexner Medical Center, and Children’s Hospital.

Mr. Geier’s extensive executive experience and financial expertise, including specific experience in the financial services industry, provides valuable, sophisticated insight to the Company. He also qualifies as an audit committee financial expert. Mr. Geier’s relationships and ties in Columbus, Ohio are an important asset as the Company strengthens its presence in the Columbus market.

Murph Knapke Director Since: 1983, Chairman of the Board since 2009 Age: 69

Mr. Knapke is a partner of Knapke Law Office located in Celina, Ohio. He has served as the Company’s Chairman of the Board since 2009 and has guided the Company through its many significant events since that time.

Mr. Knapke has tenure with our Company and/or a bank affiliate since 1983 and provides valuable historical perspective on both the Company and the banking industry.  His deep roots in the Celina, Ohio area provide representation on the Board for our Northwest Ohio market. His years as a practicing attorney give him enhanced perspective on legal and regulatory issues, Board fiduciary duties, and a balanced perspective with regard to merger and acquisition opportunities.

8

Susan L. Knust Director Since: 2005 Age: 62 Committees: Compensation (Chair), Corporate Governance & Nominating

Ms. Knust is the owner and managing partner or president of several businesses:

•    Omega Warehouse Services (since 2002) which is located in Monroe, Ohio and provides public warehousing and manufacturing services;

•    K.P. Properties of Ohio (since 1986) which is located in Monroe, Ohio and owns, leases and manages industrial and commercial real estate in Ohio;

•    K.P. Properties of Colorado (since 2010) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Colorado; and

•    K.P. Properties of Florida (since 2014) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Florida.

As a seasoned business owner and entrepreneur for 33 years in the areas of manufacturing, warehousing and industrial real estate, Ms. Knust brings valuable insight to the Board in strategic and other matters. Ms. Knust’s business interests are similar in size to our key client base and she also has an understanding of our growing Cincinnati market area. Also, as a female business owner, her perspective and experiences have proven valuable to us.

William J. Kramer Director Since: 2005 Age: 55 Committees: Audit (Chair), Capital Markets, Compensation

Mr. Kramer is the Vice President of Operations and a member of the board of directors of Valco Companies, Inc. which has principal offices in New Holland, Pennsylvania and whose principal activity is the design, manufacture, and sale of equipment used in the animal production industry. He has held his current position with Valco Companies, Inc. since 2008, having previously held other executive positions at Valco Companies, Inc. Mr. Kramer was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of First Financial in 2005.

Mr. Kramer has been a CPA since 1984 with both public accounting and private company experience with substantial experience in financial reporting and accounting controls. He qualifies as an audit committee financial expert. Furthermore, his tenure with our Company and/or a bank affiliate since 1987 provides valuable historical perspective on both the Company and the banking industry.

Jeffrey D. Meyer Director Since: 2014 Age: 50 Committees: Capital Markets, Risk and Compliance

Mr. Meyer is an owner and the President of Clean Title Agency, Inc. in Columbus, Ohio. He has held these positions since 1998. He is also a part owner and operator of three other title agencies in central Ohio: Columbia Title Agency, Leadership Title Agency, and Win Title Agency. Each of his title agencies issue title insurance and handle real estate closings.

Mr. Meyer was a founder of The First Bexley Bank and previously a director of The First Bexley Bank since 2006, serving on the loan, information technology and audit committees of the bank. Pursuant to the Agreement and Plan of Merger among the Company, First Financial Bank, and The First Bexley Bank, the Company agreed to appoint one qualified, independent director associated with The First Bexley Bank to the Company’s Board as well as to the Board of Directors of First Financial Bank. Mr. Meyer was appointed to our Board in September 2014 pursuant to this agreement following the consummation of the merger in August 2014.

Mr. Meyer presently serves on the Board of Trustees and is President of The Columbus Jewish Foundation.

Mr. Meyer’s extensive experience in residential and commercial real estate matters provides valuable insight to the Company with respect to our mortgage and commercial lending business. Mr. Meyer’s relationships and ties in Columbus, Ohio are an important asset as the Company strengthens its presence in the Columbus market.

9

John T. Neighbours Director Since: 2015 Age: 66 Committees: Capital Markets, Risk and Compliance

Mr. Neighbours is a partner in the law firm of Faegre Baker Daniels. He has practiced law for over 40 years and has represented employers throughout the country in all aspects of labor and employment law. Additionally, he has become an adviser to business, educational and not-for-profit executives on a variety of topics which assist them in problem solving.

Mr. Neighbours presently serves on the board of Real Estate Corporation of America. He is involved in and serves as a director (or in an equivalent position) of a number of non-profit and civic organizations including:

•      Greater Indianapolis Chamber of Commerce

•      United Way of Central Indiana

•      Meadows Community Foundation (Chair)

•      Charles A. Tindley Accelerated Schools

•      Indianapolis Public Safety Foundation

•      Christian Theological Seminary

•      Indiana University-Purdue University Indianapolis Advisory Board

•      Indianapolis Zoological Society

In addition, he served as a council member for the American Bar Association - Section on Labor and Employment Law for 12 years, as well as chairman of the Developments Under the National Labor Relations Act Committee from 1997 to 2000. He also served on the Labor Relations Committee for the United States Chamber of Commerce.

Mr. Neighbours is also active in the Indianapolis real estate market, with 35 years of experience in development and leasing activities, including development projects in low income areas. His most recent development project involves managing a $100 million investment in a low income area and coordinating the development with the City of Indianapolis, the local YMCA, healthcare providers, and charter schools.

Mr. Neighbours is well known in Indianapolis and is a recognized leader in the local business community, providing valuable insight to the board on the local business environment. His years as a practicing attorney give him an enhanced perspective on legal and employment matters as well the business climate generally given his national practice.

Richard E. Olszewski Director Since: 2005 Age: 66 Committees: Corporate Governance & Nominating, Risk and Compliance

Mr. Olszewski is the owner and operator of two 7-Eleven Food Store franchises in Griffith, Indiana. He was previously a director of a former affiliate bank of First Financial from 1995 to 2005 and joined the board of the Company in 2005.

Mr. Olszewski’s 30 plus years of retail experience and several years of service to our Company provides us with a deeper understanding of our important northwest Indiana market. Furthermore his business and retail experience as a small business owner provides our Company with a better understanding of a key client constituency.

10

Maribeth S. Rahe Director Since: 2010 Age: 67 Committees: Capital Markets (Chair), Audit

Ms. Rahe is the President and Chief Executive Officer of Fort Washington Investment Advisors, Inc., positions she has held since 2003.  She also serves on the board of directors of Fort Washington Advisors, Inc. Fort Washington Investment Advisors, Inc. is an investment management firm and wholly owned subsidiary of Western & Southern Financial Group located in Cincinnati, Ohio.  Ms. Rahe has more than 43 years of experience in the banking and financial services industries with 30 years of experience in management or executive management positions.

Since 2005, Ms. Rahe has served as a director of Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) which is an integrated communication services company located in Mattoon, Illinois that provides exchange carrier and broadband services.  She serves as the chair of the audit committee and also on the compensation committee of the company.

Ms. Rahe is involved in and serves as a director (or in an equivalent position) of several organizations, including:

•     Cincinnati Arts Association (Vice Chair)

•     Cincinnati Country Club (Board)

•     Cincinnati Women’s Executive Forum (Board)

•     Cintrifuse (Advisory Board)

•     Commonwealth Club (Executive Committee)

•     Institutional Real Estate Inc. (Editorial Advisory  Board)

•     New York Landmark Conservancy (Life Trustee)

•     Rush-Presbyterian-St. Luke’s Medical Center (Life Trustee)

•     Sisters of Notre Dame de Namur (Development Advisory Board)

•     The Greater Cincinnati Foundation (Board)

•     United Way of Cincinnati (Investment Committee)

•     Xavier University Williams College of Business (Board of Executive Advisors)

Ms. Rahe is well known in Cincinnati and is a recognized leader in the financial services community, both locally and nationally.  She brings a seasoned perspective, insight, and financial acumen into issues and strategies relating to our business, including regulatory relationships and enterprise risk management.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Proposal 2 – Re-approval of the Amended and Restated Key Executive Short Term Incentive Plan

We are asking you to re-approve the Company’s Amended and Restated Key Executive Short Term Incentive Plan, or STIP, to meet the requirements under Section 162(m) of the United States Internal Revenue Code (the “Code”) so that payments made to certain key executive employees of the Company will be tax deductible to the Company. The STIP was originally approved by our shareholders on April 15, 2011 at the Company’s annual meeting.

A copy of the STIP is attached as Exhibit A to this proxy statement. The description that follows is qualified in its entirety by reference to the full text of the STIP as set forth in Exhibit A.

Background

The STIP is designed to provide incentive compensation for designated officers and key executives of the Company that is directly related to the performance of the Company and those employees. Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1.0 million paid in any year to their chief executive officer or any of their three highest compensated officers (other than the chief executive officer and chief financial officer) (together, the “Covered Executives”) unless such payments are “performance-based” in accordance with the conditions specified under Section 162(m) of the Code and the related Treasury Regulations. One of those conditions requires the Company to obtain shareholder approval of the material terms of the performance goals set by a committee of outside directors. In addition, if such committee has the authority to change the targets under a performance goal after shareholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by shareholders no later than five years after such shareholder approval was first obtained. Because the STIP was last approved

11

by shareholders in 2011, the Company is now seeking re-approval of the STIP in order to meet the deductibility condition under the Code.

Under the terms of the STIP, the Compensation Committee of the Board has the authority to establish performance goals and the applicable targets thereunder each year based on the objective performance criteria set forth in the STIP. For this reason, the Board of Directors is recommending that the shareholders approve the material terms of the STIP as described below. Subject to such approval, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to pay “performance-based” compensation to the Covered Executives and to obtain federal income tax deductions for such payments, without regard to the limitations of Section 162(m) of the Code.

If shareholders fail to re-approve the STIP, any compensation paid under the STIP in the future would not meet the conditions for tax deductibility under Section 162(m).

Summary of the STIP

Administration

The STIP is administered by a committee that is selected by the Board and is composed of two or more members of the Board, each of whom is required to be an “outside director” (within the meaning of Section 162(m) of the Code). The Board has designated the Compensation Committee of the Board to act as such committee. The Compensation Committee has the authority that may be necessary or appropriate to enable it to discharge its responsibilities with respect to the STIP, including authority to determine the eligibility for participation, establish the maximum award that may be earned by each participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each participant, calculate and determine each participant’s award based upon level of attainment of such goals. Except as otherwise specifically limited in the STIP, the Compensation Committee has full power and authority to construe, interpret and administer the STIP.

Maximum Award

The STIP provides that the maximum 162(m) award payable for any fiscal year to an eligible participant is the lower of two times the target award or $2.0 million.

Eligibility

Officers and key executives of the Company and its subsidiaries designated by the Compensation Committee for each performance period (which is the period during which the performance is measured to determine the level of an award), are eligible for awards.  The performance period is the fiscal year of the Company, which is currently the calendar year.

Incentive Awards and Performance Goals

The Compensation Committee establishes for each performance period a maximum award (and, if the committee so determines, a target or threshold award) and goals relating to Company, subsidiary, division, department, or functional performance for each participant (the “Performance Goals”) within the time frame permitted under Section 162(m) of the Code (the first 90 days of the Company’s fiscal year) and communicates these Performance Goals to each participant. Participants earn awards based only upon the attainment of the applicable Performance Goals during the applicable performance period.

The Performance Goals for Covered Executives will be based on attainment of specific levels of performance of the Company (or of a subsidiary, division, department or function thereof) with reference to one or more of the following criteria:

Assets	Average Total Common Equity	Deposits

Earnings Per Share	Economic Profit Added	Efficiency Ratio

Gross Margin	Gross Revenue	Internal Rate Of Return

Loans	Net Charge-Offs	Net Income

Net Income Before Tax	Net Interest Income	Non-Interest Expense

Non-Interest Income	Non-Performing Assets	Operating Cash Flow

Pre-Provision Net Revenue	Return On Assets	Return On Equity

Return On Risk Weighted Assets	Return On Sales	Stock Price

Tangible Equity	Total Shareholder Return

These performance criteria may be measured against peer group performance over a period of one year or such other period as the Compensation Committee may determine.

As soon as practicable following the end of the applicable performance period, the Compensation Committee certifies the attainment of the Performance Goals and calculates the award, if any, payable to each participant. Incentive awards are paid in a lump sum cash payment as soon as practicable following the determination of the amount by the Compensation Committee, provided, however that the Committee may elect to pay a percentage of such awards in common shares of the Company pursuant to the First Financial Bancorp. 2012 Stock Plan. Such shares may be subject to restrictions as may be

12

determined by the Compensation Committee. The Compensation Committee retains the right to reduce any award, in its discretion. Incentive awards are subject to clawback if the Compensation Committee determines that payment was based upon materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, renders the performance criteria to be unsuitable, the Committee may modify the performance criteria or the related minimum acceptable level of achievement as the Committee deems appropriate or equitable. However, no such modification may be made if the effect would be to cause an Incentive Award to fail to meet the conditions for tax deductibility under Section 162(m).

Amendment to Plan

The Company may amend, suspend or terminate the STIP, at any time, provided that no amendment may be made without the approval of the Company’s shareholders if the effect of the amendment would be to cause outstanding or pending Incentive Awards that are intended to qualify for the performance-based compensation exception to Section 162(m) of the Code to cease to qualify for such exception.

Plan Benefits

Future benefits to be received by a person or group under the STIP are not determinable at this time and will depend on individual and corporate performance. Actual awards under the STIP to our NEOs for 2015 are reported in this proxy statement in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and under the heading “2015 STIP Design and Payout” and “2015 STIP Performance Results” in this proxy.

The Board of Directors unanimously recommends a vote “FOR” the RE-APPROVAL OF THE STIP.

Proposal 3 -- Ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2016

Our Audit Committee has appointed Crowe Horwath LLP (“Crowe Horwath”) as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year.

Ernst & Young LLP (“Ernst & Young”) served as our independent registered public accounting firm for the year ended December 31, 2015. The Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. As part of that consideration, during 2015, the Audit Committee conducted a competitive selection process to determine the Company’s independent registered public accounting firm. As a result of that process, the Audit Committee decided to approve the appointment of Crowe Horwath for 2016. We are asking our shareholders to ratify this appointment.

Our Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm. The Audit Committee is also responsible for the negotiation of audit fees payable to Crowe Horwath.

While the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal, if shareholders do not ratify the appointment, the Audit Committee will consider whether or not to retain Crowe Horwath in the future. Even if the appointment is ratified, our Audit Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and its shareholders.

No formal statement by representatives of Crowe Horwath or Ernst & Young is anticipated at the Annual Meeting. However, representatives of Crowe Horwath are expected to attend the Annual Meeting to respond to appropriate questions.

Accounting Firm Fees

The following table sets forth the aggregate fees billed for audit services, as well as fees billed with respect to audit-related, tax and all other services, provided by Ernst & Young to the Company and its related entities for the last two fiscal years. Any engagement of the Company’s independent registered public accounting firm for permissible audit, audit-related, tax and other services are preapproved by the Audit Committee. The Audit Committee may provide a general preapproval for a particular type of service or require specific preapproval.

13

Fees by Category	2015	2014
Audit Fees	$ 1,021,500	$ 913,000

Audit-Related Fees	223,250	152,000

Tax Fees	0	0

All Other Fees	0	87,000
TOTAL	$ 1,244,750	$ 1,152,000

Description of Services:

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of consolidated financial statements included in Form 10-Qs, review of certain periodic reports and other documents filed with the SEC, and services that are normally provided in connection with statutory or regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits, due diligence services in connection with mergers and acquisitions, services performed in connection with the issuance of subordinated debt offerings and attestation or audit services that are not required by statute or regulation.

Tax Fees consist of fees for professional services for tax compliance, tax planning, and tax advice such as advice related to mergers and acquisitions and employee benefit plans.

All Other Fees include fees related to information technology attack and penetration assessments and assessments relating to the design and operating effectiveness of internal controls.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Report of the Audit Committee

In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and on the Company’s internal control over financial reporting. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2015 and Ernst & Young’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with Ernst & Young the matters that are required to be discussed by Auditing Standards No. 16 (Communications with Audit Committees) as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

Ernst & Young has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm’s independence. The Audit Committee has concluded that Ernst & Young’s provision of audit and non-audit services to First Financial and its affiliates is compatible with Ernst & Young’s independence.

The Audit Committee discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

14

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Audit Committee

William J. Kramer, Chair
David S. Barker
Peter E. Geier
Maribeth S. Rahe

Proposal 4 – Non-Binding, Advisory Vote to Approve Executive Officer Compensation

We are asking our shareholders to approve, on a (non-binding) advisory basis, the compensation of the Company’s named executive officers (“named executive officers“ or “NEOs”) identified in the Summary Compensation Table included in the Executive Compensation portion of this proxy statement beginning at page 27. While this vote is advisory, and not binding on our Company, it will provide information to us regarding shareholder sentiment about our compensation principles and objectives and may be considered in future executive compensation related decisions. As determined by our shareholders at the 2011 Annual Meeting of Shareholders, we request this advisory approval each year.

We strongly encourage you to review the Executive Compensation - Compensation Discussion and Analysis section of this proxy statement as well as the Summary Compensation Table and other related compensation tables for detailed information about the compensation of our NEOs when making your voting decision on this proposal.

We believe our compensation program has contributed to our Company’s recent and long-term successes. Our compensation philosophy is based on the following guiding principles and that our executive compensation programs:

•	Drive alignment between Company strategy, executive pay, and shareholder value creation;

•	Drive alignment between an executive’s performance and the interests of shareholders by tying compensation to our Company’s performance, also known as “Pay for Performance;”

•	Attract, motivate, and retain key talent to deliver consistent, long-term performance; and

•	Incorporate proper governance practices to prevent or mitigate inappropriate risk-taking.

We believe information provided in the Executive Compensation portion of this proxy statement demonstrates that our executive compensation program has been designed appropriately to ensure our management’s interests are aligned with our shareholders’ interest to support long-term value creation and to differentiate pay based on our performance within our peer group.

Your vote is requested on the following resolution:

RESOLVED, that the shareholders of First Financial Bancorp approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2016 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

15

Share Ownership

Principal Shareholders

The table below identifies all persons known to us to own beneficially more than 5% of our outstanding common shares as of the record date for the Annual Meeting (March 30, 2016).

	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,357,273 [1]	10.3%
The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,532,164 [2]	7.35%

1 Information based upon a Schedule 13G/A filed on January 8, 2016. As of December 31, 2015, BlackRock had sole voting power for 6,204,411 and sole dispositive power for 6,357,273 shares.

2 Information based on a Schedule 13G/A filed on February 10, 2016. As of December 31, 2015, Vanguard had sole power to vote for 76,981 shares; sole dispositive power for 4,453,283 shares; and shared dispositive power for 78,881 shares.

Shareholdings of Directors, Executive Officers and Nominees for Director

The following table shows the number of shares of First Financial beneficially owned, as of March 30, 2016, by each director and nominee for director of the Company, each of the named executive officers listed in the Summary Compensation Table provided in the Executive Compensation portion of this proxy statement, and all executive officers and directors of the Company as a group. None of the individuals in the following table owned one percent or greater of the Company’s outstanding common shares.

A beneficial owner of shares is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause a sale or other disposition of the shares. A person is also considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership within 60 days. For this reason, the following table includes exercisable share options and restricted shares that would become exercisable or vest within 60 days.

16

		Amount and Nature of Beneficial Ownership
Name	Position	Common Shares Beneficially Owned Excluding Options	Stock Options Exercisable within 60 days of Record Date[1]	Total Common Shares Beneficially Owned
Non-Employee Directors
J. Wickliffe Ach	Director and Nominee	16,782[2]	0	16,782
David S. Barker	Director and Nominee	18,203[2]	0	18,203
Cynthia O. Booth	Director and Nominee	11,396[2]	0	11,396
Mark A. Collar	Director	15,835[2]	0	15,835
Corinne R. Finnerty	Director and Nominee	50,543[2]	0	50,543
Peter E. Geier	Director and Nominee	37,471[2]	0	37,471
Murph Knapke	Director and Nominee	79,425[2]	0	79,425
Susan L. Knust	Director and Nominee	34,902[2]	0	34,902
William J. Kramer	Director and Nominee	26,353[2]	0	26,353
Jeffrey D. Meyer	Director and Nominee	43,003[2]	0	43,003
John T. Neighbours	Director and Nominee	2,140[2]	0	2,140
Richard E. Olszewski	Director and Nominee	39,418[2]	0	39,418
Maribeth S. Rahe	Director and Nominee	21,252[2]	0	21,252
Named Executive Officers
Claude E. Davis	Director, Nominee and CEO	429,147[3]	0	429,147
John Gavigan	Chief Financial Officer	12,845[3]	0	12,845
Richard S. Dennen	President, Oak Street Funding	85,822[3]	0	85,822
C. Douglas Lefferson	President, Community Banking	93,634[3]	66,609	160,243
Anthony M. Stollings	President, Chief Operating Officer of First Financial Bancorp; EVP, Chief Operating Officer of First Financial Bank	70,256[3]	0	70,256

All executive officers, directors and nominees as a group (27 persons)		1,292,994[3]	66,609	1,359,603
Percent of outstanding shares held by this group:				2.19%

1 None of the 66,609 options listed above have a strike price above the closing price of First Financial common stock on March 30, 2016, which was $18.32 per share.

2 Includes 1,586 restricted shares that vest on May 26, 2016 for all directors except Mr. Neighbours. Mr. Knapke, Chairman of the Board, received an additional 231 shares. Mr. Neighbours became a member of the Board on August 24, 2015 and received a prorated amount of restricted shares (1,276 shares) that will vest on May 24, 2016. Directors retain voting and dividend rights on unvested shares. However, dividends on unvested shares are held in escrow until vested. See “Board Compensation.”

3 Includes unvested restricted and restricted performance shares (Davis—123,924; Gavigan – 7,895; Stollings—23,692; Dennen—85,822; Lefferson—33,765; and all executive officers as a group (14 persons)—376,028). Officers retain voting and dividend (subject to escrow until vesting) rights on unvested shares. For vesting schedules, see “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.”

17

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of these forms received by the Company and written representations from certain reporting persons that they were not required to file a Form 5 for the specified fiscal year, the Company believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions completed in 2015, except that Mr. Langford filed a late Form 4 reporting one transaction.

Corporate Governance

General

We at First Financial are committed to conducting business according to our core Company Values and our Mission Statement. Our Mission Statement, Company Values, and our Code of Conduct embodying our Mission Statement and Company Values, guide us in managing our business in line with high standards of business practices and in the best interest of our shareholders, clients, associates, and other stakeholders.

Our Mission We will exceed our clients’ expectations and satisfy their financial needs by building long-term relationships using a client-centered, value-added approach.
Our Values

Integrity. We steadfastly adhere to ethical principles and professional standards.

Respect. We value the diversity and individuality of each associate and client.

Responsiveness. We readily react to the needs and deadlines of our clients and co-workers.

Commitment. We are committed to doing whatever we can to meet the needs of our clients and other stakeholders.

Leadership. We believe that leadership should be encouraged and demonstrated at every level in our Company.

Excellence. Our business decisions and our service to every stakeholder should reflect the highest standards.

Code of Conduct

Our Board has adopted a Code of Conduct that applies to everyone at First Financial: our directors, officers and associates. The Code of Conduct identifies our commitment to our Values and our responsibilities to our stakeholders, including our clients, our shareholders, our fellow associates, our regulators, and our community. The Code of Conduct provides guidance on compliance with laws and regulations, non-discrimination, diversity and equal opportunity, protecting Company assets and confidential information, conflicts of interest, accuracy of records and information reporting, and our responsibilities to the communities in which we conduct business. The Code of Conduct also encourages associates to report any illegal or unethical behavior. All newly hired associates are required to certify that they have reviewed and understand the Code of Conduct. In addition, each year all other associates receive training and are asked to affirmatively acknowledge their obligation to follow the Code of Conduct.

Code of Ethics for the CEO and Senior Financial Officers

Our Board has also adopted a Code of Ethics for our chief executive officer and senior financial officers that provides further guidance about their responsibilities for full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC.

Corporate Governance Principles

We believe that effective corporate governance is built on adherence to a number of “best practices.” These practices are consistent with the Board’s responsibilities to effectively oversee the Company’s strategy, evaluate and compensate Company executives, and plan for management succession. Most importantly, these practices are believed to strengthen the Company and protect our shareholders’ interests. Accordingly, the Board has developed and follows our Corporate Governance Principles to set forth common procedures and standards relating to corporate governance. The Corporate Governance Principles cover, among other things, executive sessions of the Board,

18

director qualifications, director responsibilities, director independence, voting for directors, limitations on membership on other boards, continuing education for members of the Board, and Board performance evaluations.

Policies and Procedures Relating to Complaints

The Audit Committee has approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. These procedures also provide for the submission by associates of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Please visit the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/investor) to learn more about our corporate governance practices and access the following documents:

•	Code of Conduct	•	Code of Ethics for the CEO and Senior Financial Officers

•	Corporate Governance Principles	•	Charters for our Board Committees

Our Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of management of First Financial. Our Board, with the assistance of the Risk and Compliance Committee and other Board committees as discussed below, reviews and oversees our Enterprise Risk Management (“ERM”) program, which is designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk consideration into decision-making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk, and promote visibility and constructive dialogue around risk at all levels of the organization.

The Company’s risk governance structure starts with each line of business being responsible for managing its own risks. In addition, the Board and executive management have appointed a Chief Risk Officer to support the risk-oversight responsibilities of the Board and its committees.

An Enterprise Risk Management Committee (“ERMC”) comprised of senior management is the senior most focal point within our Company to monitor, evaluate, and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in the Company’s businesses. Currently reporting up to the ERMC are various risk-related committees whose members are comprised of representatives from the lines of business, risk management, and senior management.

The Chief Risk Officer provides the Board with a quarterly risk profile of the Company, as well as a report on the risk exposure of the Company from the viewpoint of the ERMC. Under the ERM program, management develops a holistic portfolio of Company enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risk gathered from various internal Company operations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides regular reports on the risk portfolio and risk response and monitoring efforts to the ERMC and to the Risk and Compliance Committee of our Board.

Our Board assumes a significant oversight role in risk management both through its actions as a whole and through its committees. Additional information concerning each of the following committees may be found in the “Corporate Governance – Board Committees” section of this proxy statement.

•	The Corporate Governance and Nominating Committee (“CGNC”) oversees our corporate governance functions.

•	The Compensation Committee evaluates, with our senior officers, risks posed by our incentive compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks.

•	The Audit Committee reviews our internal control systems to manage and monitor financial reporting and accounting risk with management and our internal audit department.

•	The Risk and Compliance Committee assists the Board in overseeing enterprise-wide risks, including credit, market, operational, technology, regulatory, legal, strategic, and reputation risks.

•	The Capital Markets Committee oversees the Company’s capital markets, treasury and capital planning activities.

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports about such risks. Select members of management attend our Board and Board committee meetings (other than executive sessions) and are available for questions regarding particular areas of risk.

19

Director Independence

Our Board has determined that all of our directors, except our CEO, are independent directors as that term is defined in the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Rules”). In addition, our Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market applicable to audit committee members. These determinations are made annually, most recently in February 2016.

Under the Nasdaq Rules and our Corporate Governance Principles, independent directors must not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of being a director. In making this determination, our Board reviews and evaluates certain transactions and relationships with Board members to determine the independence of each of the members. In making the independence determinations for each of the directors, the Board took into consideration the transactions and relationships disclosed in this proxy statement under “Review and Approval of Related Person Transactions” below.

Board Leadership Structure

The Chairman of our Board, Murph Knapke, is an independent director who presides over each board meeting and performs such other duties as may be incident to the office. Although our corporate documents would allow our chair to also hold the position of chief executive officer, our Corporate Governance Principles provide that these two positions must be separate. Our Board believes this separation allows our chair to provide additional independent oversight of management. The offices of the chair of the Board and the chief executive officer at the Company have been separate since 1997. In addition to our current Chairman, the Vice-Chair of our Board, J. Wickliffe Ach, is also an independent director.

All members of the Board of First Financial Bancorp also serve as directors of the Company’s subsidiary bank, First Financial Bank, National Association.

Board Self-Assessment

Our Board conducts a self-assessment annually, which our CGNC reviews and discusses with the Board. In addition, each of the committees of the Board is expected to conduct periodic self-assessments.

Evaluating Nominees and Electing Directors

Evaluating Nominees

The CGNC evaluates director candidates based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder or by the Company. The criteria evaluated by the committee may include, among other things, the candidate’s judgment, integrity, leadership ability, business experience, industry knowledge, public company experience, professional reputation, and ability to contribute to board member diversity (including, but not limited to gender, race, and ethnicity, as well as experience, geography, qualifications, attributes, and skills). The CGNC recognizes that diversity of the Board is an important part of its analysis as to whether the Board constitutes a body that possesses a variety of complementary skills and experiences. The committee also considers whether the candidate meets independence standards, is “financially literate” or a “financial expert” if appropriate for governance needs, is available to serve, and is not subject to any disqualifying factor. No single individual trait is given particular weight in the decision process.

Policy on Majority Voting

Although our Articles of Incorporation and Amended Regulations provide that director nominees who receive the greatest number of shareholder votes are automatically elected to the Board, our Board has adopted a policy on majority voting for the election of directors which is included in our Corporate Governance Principles. The majority voting policy requires nominees who receive a greater number of votes “withheld” from his or her election than votes “for” his or her election to tender his or her written resignation to the CGNC for consideration by the committee following the certification of the shareholder vote. This requirement applies only in an uncontested election of directors, which is an election in which the only nominees are persons nominated by the Board.

Upon its receipt of a resignation from a director who has not received the requisite shareholder vote, the CGNC will then consider the resignation and make a recommendation to the Board concerning whether to accept or reject such resignation. In making its recommendation to the Board, the committee will consider all factors deemed relevant by members of the committee, including the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors

20

qualified, eligible, and available to serve on such committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of First Financial and its shareholders.

The CGNC also will consider a range of possible alternatives concerning the director’s tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the committee to have substantially resulted in the “withheld” votes. The Board will take formal action on the committee’s recommendation no later than 90 days following the certification of the shareholder vote. In considering the committee’s recommendation, the Board will consider the information, factors and alternatives raised by the committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with an explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision.

Nominating Procedures

The CGNC will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Amended Regulations. In order to be recommended for a position on the Board by the committee, a proposed nominee must, at a minimum, (i) be able to comply with the Company’s Corporate Governance Principles, and (ii) through a combination of experience and education, have the skills necessary to make an effective contribution to the Board.

In connection with next year’s Annual Meeting of Shareholders, the CGNC will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Company no later than February 23, 2017, as provided in the Amended Regulations. Notice of a proposed nomination must include the information outlined in the Amended Regulations and should be sent to First Financial Bancorp, Attention: Shannon M. Kuhl, Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.

Director Education

We recognize the importance of our directors keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. The Board also encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

Share Ownership Guidelines

We require directors to own First Financial shares equal to at least three times the director’s annual retainer, with a minimum of 4,000 shares, within three years of first becoming a director of the Company. All directors who have been non-employee directors for at least three years are in compliance with this requirement. We have also implemented stock ownership and retention guidelines for our named executive officers described further in the Executive Compensation portion of this proxy statement.

Succession Planning

In light of the critical importance of executive leadership to our success, we have instituted an annual succession planning process which is guided by the CGNC. The succession planning process addresses our chief executive officer position, the positions directly reporting to the chief executive officer, and senior-level managers enterprise-wide. Management regularly identifies high-potential executives for additional responsibilities, new positions, promotions, or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded and experienced senior leaders. The CGNC reports to the full Board on its findings and the Board deliberates in executive session on the CEO succession plan.

Board Meetings

During 2015, the Board held eight scheduled meetings and one special meeting. We believe it is important for our directors to participate in board and committee meetings. Directors who participate in fewer than 75% of scheduled board and committee meetings, or who do not attend the annual meeting of shareholders, unless excused by the Board, are subject to not being re-nominated to the Board. In 2015, all of the incumbent directors/nominees attended more than 75% of the scheduled meetings. All directors who were on the Board at the time attended the 2015 Annual Meeting of Shareholders.

The Board also held eight executive sessions in 2015 where only independent directors were present.

21

Board Committees

Our Board has established the following standing committees: Audit Committee, Capital Markets Committee, Compensation Committee, CGNC, and Risk and Compliance Committee. Each committee operates pursuant to a committee charter that is approved by the Board, which is the case for the CGNC Charter, or by the CGNC to whom the Board has delegated the authority to approve other committee charters. Each Board committee serves as a joint board committee of First Financial Bank in addition to being a Board committee of First Financial Bancorp.

The charters of the Audit, Compensation, Corporate Governance and Nominating, and Risk and Compliance Committees each comply with current Nasdaq Rules relating to charters and corporate governance. Each of these charters is available under the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/investor).

Audit Committee

Members:

William J. Kramer, Chair

David S. Barker

Peter E. Geier

Maribeth S. Rahe

All members of the Audit Committee were determined to meet the independence and financial literacy standards of the Nasdaq Rules. Directors Kramer and Geier are “audit committee financial experts” for purposes of SEC regulations.

Number of Meetings in 2015: 9

Committee Primary Responsibilities:

▪  Monitor the integrity of the consolidated financial statements of the Company.

▪  Monitor compliance with the Company’s Code of Conduct and Code of Ethics for the CEO and Senior Financial Officers.

▪  Evaluate and monitor the qualifications and independence of the Company’s independent auditors.

▪  Evaluate and monitor the performance of the Company’s internal audit function and independent auditors, with respect to First Financial and its subsidiaries

Compensation Committee

Members:

Susan L. Knust, Chair

J. Wickliffe Ach

David S. Barker

Peter E. Geier

William J. Kramer

All members of the Compensation Committee were determined to meet the independence standards of the Nasdaq Rules.

Number of Meetings in 2015: 5

Committee Primary Responsibilities:

▪  Determine and approve the compensation of the CEO and each executive officer of the Company.

▪  Evaluate the performance of the Company’s CEO for all elements of compensation and all other executive officers with respect to incentive goals and compensation.

▪  Review and evaluate all equity and benefit plans of the Company.

▪  Oversee the preparation of the compensation discussion and analysis and recommend to the full Board its inclusion in the annual proxy statement.

▪  Annually review the executive incentive compensation arrangements to see that such arrangements do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company.

▪  Recommend to the Board compensation for non-employee directors.

22

Corporate Governance and Nominating Committee

Members:

J. Wickliffe Ach, Chair

Cynthia O. Booth

Corinne Finnerty

Susan L. Knust

Richard E. Olszewski

All members of the CGNC were determined to meet the independence standards of the Nasdaq Rules.

Number of Meetings in 2015: 5

Committee Primary Responsibilities:

▪  Develop and periodically review the effectiveness of the Company’s Corporate Governance Principles.

▪  Monitor and protect the Board’s independence.

▪  Consult with the Chairman of the Board concerning the appropriate Board committee structures and appointment of members to each committee of the Board.

▪  Establish procedures for the director nomination process and recommend nominees for election to the Board.

▪  Oversee the formal evaluation of the Board and all Board committees, including any formal assessment of individual directors.

▪  Review shareholder proposals and proposed responses.

▪  Promote the quality of directors through continuing education experiences.

▪  Annually delegate to the respective committees of the Board or to management, the authority and responsibility for reviewing and approving policies and procedures of the Board (including the board of directors of First Financial Bank) in connection with the Company’s ERM program.

Risk and Compliance Committee

Members:

Cynthia O. Booth , Chair

Mark A. Collar

Corinne Finnerty

Jeffrey D. Meyer

John T. Neighbours

Richard E. Olszewski

All members of the Risk and Compliance Committee were determined to meet the independence standards of the Nasdaq Rules.

Number of Meetings in 2015: 4

Committee Primary Responsibilities:

▪  Review with management the Company’s procedures and techniques and approve policies to measure the Company’s risk exposures and for identifying, evaluating and managing the significant risks to which the Company is exposed.

▪  Review with management the Company’s policies, procedures, and practices involving compliance with applicable laws and regulations.

▪  Monitor the Company’s risk management performance and obtain reasonable assurance that the Company’s risk management policies for significant risks are being adhered to.

▪  Consider and provide advice to the Board on the risk impact of any strategic decision that the Board may be contemplating.

▪  Periodically examine the risk and compliance cultures of the Company.

▪  Periodically set the risk appetite for the Company and monitor compliance with the risk appetite statement including development of risk tolerances, targets and limits.

Capital Markets Committee Members: Maribeth S. Rahe, Chair David S. Barker Mark A. Collar William J. Kramer Jeffrey D. Meyer John T. Neighbours Number of Meetings in 2015: 4

Committee Primary Responsibilities:

▪  Monitor the management of the purchase, sale, exchange, and other disposition of the investments of the Company, including review of management reports concerning current equity debt security investment positions.

▪  Monitor the investment activities of the Company to ensure compliance with external regulations and the Company’s applicable policies including requirements relating to composition, diversification, credit risk, and yield.

▪  Monitor the capital position of the Company and the capital management activities undertaken by the Company to ensure that capital levels are maintained in accordance with regulatory requirements and management directives.

▪  Monitor and oversee interest rate risk, capital market activities, the investment portfolio, and capital planning of First Financial Bank.

23

2015 Board Compensation

Our Compensation Committee reviews the individual components and total amount of director compensation at least annually. The Compensation Committee will recommend changes in director compensation to the Board aided by its review of competitive pay data for non-employee directors of financial services companies in the Company’s peer group (described in the Compensation Discussion and Analysis – Market Competitiveness section of this proxy statement). It may recommend changes to director compensation based on its analysis of this competitive data. The Compensation Committee uses the same Peer Group for this purpose as used by the committee to determine competitive pay for named executive officers listed in the Summary Compensation Table (see Compensation Discussion and Analysis). The Compensation Committee has retained Willis Towers Watson to act as the committee’s independent compensation consultant. Our director compensation is designed to align the Board with our shareholders, and to attract, motivate, and retain high performing members critical to the Company’s success.

In 2015, we provided the following compensation to our non-employee directors. Claude E. Davis, who is also an employee of the Company, did not receive any additional fees for serving on the Board and therefore has been omitted from the table. For a discussion of Mr. Davis’s compensation, see “Executive Compensation.”

Name	Fees Earned or Paid in Cash [1,2] ($)	Stock Awards [3] ($)	All Other Compensation [4] ($)	Total ($)
J. Wickliffe Ach	49,750	27,500	980	78,230
David S. Barker	38,750	27,500	980	67,230
Cynthia O. Booth	32,750	27,500	980	61,230
Mark A. Collar	29,750	27,500	980	58,230
Corinne R. Finnerty	32,000	27,500	980	60,480
Peter E. Geier	36,500	27,500	—	64,000
Murph Knapke	68,250	31,500	1,074	100,824
Susan L. Knust	45,375	27,500	980	73,855
William J. Kramer	49,500	27,500	980	77,980
Jeffrey D. Meyer	32,000	27,500	—	59,500
John T. Neighbours[5]	10,833	22,917	—	33,750
Richard E. Olszewski	42,125	27,500	980	70,605
Maribeth S. Rahe	40,750	27,500	980	69,230

1 Includes retainers, board and committee attendance fees and retainers for committee chairs for both First Financial Bancorp and First Financial Bank.

2 Pursuant to the Company’s Director Fee Stock Plan, directors may elect to have all or any part of the annual retainer fee paid in common shares. See also “- Director Stock Fee Plan” below. This column includes fees used to purchase shares in the open market under such plan as follows:

24

Name	Amount of Fees Used to Purchase Common Shares ($)
J. Wickliffe Ach	6,500
David S. Barker	26,000
Cynthia O. Booth	15,600
Mark A. Collar	2,600
Corinne R. Finnerty	10,400
Peter E. Geier	6,500
Murph Knapke	13,000
Susan L. Knust	13,000
William J. Kramer	6,500
Jeffrey D. Meyer	26,000
John T. Neighbours	6,500
Richard E. Olszewski	17,342
Maribeth S. Rahe	26,000

3 Total value is computed utilizing the grant date market value for restricted stock awards. See Note 17—Stock Options and Awards of the Company’s Annual Report on Form 10-K for additional information on valuation methodology. Based on the closing price of First Financial’s common shares as of the date of grant (May 26, 2015) of $17.34 per share, Directors Ach, Barker, Booth, Collar, Finnerty, Knapke, Knust, Olszewski, and Rahe received 1,586 shares each. Director Knapke received an award of 1,586 shares and an additional 231 shares as the chairperson of the First Financial Bancorp Board of Directors. These shares vest on May 26, 2016. Director Neighbors received a prorated award of 1,276 shares upon becoming a director on August 24, 2015. The value of Mr. Neighbors’ share grant is based on the closing price of First Financial’s common shares as of the date of grant (August 24, 2015) of $17.97 per share. These shares vest on May 26, 2016. Dividends on unvested restricted stock are held in escrow and only paid upon vesting of the shares. See “Director Fee Stock Plan.”

4 Includes accrued dividends paid on restricted stock vesting in 2015.

5 New Director effective August 24, 2015.

Board/Committee Fees

Non-employee directors of the Company received annual retainers of $13,000 and received annual retainers of $13,000 as non-employee directors of First Financial Bank. The Chair and Vice Chair of the Board receive additional annual retainers of $40,000 and $7,500, respectively. The chair of the CGNC of the Company received an additional annual retainer of $7,500. The chairs of the Audit Committee, Compensation Committee, and Risk and Compliance Committee receive additional $10,000 annual retainers. These committee chair retainers are to recognize the extensive time that is devoted to committee matters including meetings with management, auditors, attorneys and consultants, and preparing committee agendas. Director fees are paid quarterly.

Director Stock Plans

In 2009, First Financial’s shareholders approved the 2009 Non-Employee Director Stock Plan and in 2012 approved amendments to the plan. In 2012, our shareholders also approved the First Financial Bancorp. 2012 Stock Plan to become available for share grants to the directors upon depletion of the shares held in the 2009 Non-Employee Director Stock Plan. The shares in the 2009 Non-Employee Director Stock Plan were depleted in May of 2015, and all shares granted after that time came from the 2012 Stock Plan.

In 2015, each non-employee director received $27,500 in value of restricted stock, or a prorated portion of this amount, which vests one year from the date of grant, or in the case of the pro-rated restricted stock grant to Mr. Neighbours on August 24, 2015, which shares will vest on the date of the next annual meeting. The Chair of the Board received an additional $4,000 in value of restricted stock which also vests one year from the date of grant. All dividends on such restricted stock accrue and are paid at the time the restricted stock vests. Grants to non-employee directors are made on the date of the annual meeting based on the closing price of the Company’s common shares that day unless a director takes office after an annual meeting in which case such director receives a pro-rated number of restricted shares.

Stock Grants to Nominee Directors

In the event the twelve nominees currently serving as non-employee directors are re-elected to the Board, each of these directors will receive a grant of restricted stock having a market value of $27,500 from the 2012 Stock

25

Plan. At March 30, 2016, the closing price of our common shares was $18.32 per share, which would equate to a grant of approximately 1,501 restricted shares each. The Chair of the Board will receive an additional $4,000 in value of restricted stock. All restricted stock grants will vest one year from the date of grant and all dividends on such restricted stock will accrue and be paid at the same time as the restricted stock vests.

Director Fee Stock Plan

Each year, directors are given the opportunity to have all or a portion of their board fees invested in the Company’s common shares. Elections are made once a year. Shares are purchased on the open market by an independent broker dealer after the payment of the quarterly Board fees.

Reimbursement

Directors are entitled to reimbursement of their reasonable travel expenses for attending Board and committee meetings.

Review and Approval of Related Person Transactions

Each year, our directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions and transactions that may otherwise affect the independence of an independent director. The responses to these questionnaires are reviewed by the Chief Legal Officer and Corporate Secretary of the Company, and outside counsel if appropriate, to determine if there are related person transactions. Related person transactions will originally be submitted to the Audit Committee of the Board for approval as well as to the CGNC for its consideration when making independence determinations.

Pursuant to the Corporate Governance Principles, no director shall perform professional services for the Company or its affiliates in a manner that interferes with that director’s independence under the Nasdaq Rules. This prohibition applies to services provided (1) directly by the director (or an immediate family member) or (2) where the director (or an immediate family member) is affiliated with the organization that provides the professional services to the Company. This prohibition does not apply to professional services that are provided by the director to clients of the Company (or its affiliates) where the Company (or its affiliates) has not given instruction that the service be provided by the director and the Company (or its affiliates) is not the party responsible for payment for the professional services. Professional services can be characterized as advisory in nature, generally involve access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. Professional services may include services such as investment services, insurance services, accounting/auditing services, consulting services, marketing services, legal services, property management services, realtor services, lobbying services, executive search services, and IT consulting services. This prohibition does not apply to services initiated prior to January 1, 2011.

First Financial Bank has had, and expects to have in the future, banking relationships in the ordinary course of business with directors, officers, principal shareholders, and their affiliates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. We do not consider normal, arms-length banking relationships entered into in the ordinary course of business, and consistent with applicable federal banking regulations, to interfere with a director’s independence. Any loan or extension of credit to a director or officer, or their affiliate, will only be made in compliance with Federal Reserve Board Regulation O. To comply with Regulation O, any loan or extension of credit to an officer or director, or their affiliate, must (1) be made in the ordinary course of business, (2) be made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (3) not involve more than the normal risk of collectability or present other unfavorable features. In addition, the Company or its subsidiaries from time to time pays immaterial amounts for such items as membership, event sponsorship, and contributions made to non-profit entities with which our directors have relationships and which payments are in furtherance of our Company’s business interests.

During 2015, no related person transactions involving our directors or executive officers (or members of their immediate family) requiring disclosure in this proxy statement were identified.  In making the independence determinations for each of the directors, the Board took into consideration the following transactions and relationships involving members of the Board: the payment of rent to an entity in which a director has an ownership interest (with the lease agreements being entered into prior to 2015 following arms-length negotiations) and the payment of rent to an entity in which a director has an ownership interest for placement of an “ATM” machine. The Board concluded that these transactions were routine transactions and considered them to be immaterial and did not impact the independence of the relevant director.

Policy Against Hedging Activities

Our Insider Trading Policy prohibits our directors, officers and associates from engaging in any hedging transactions with respect to First Financial shares, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and trading in any derivative security relating to First Financial shares.

26

Communicating with the Board of Directors

Shareholders may send communications to the Company’s Board or to individual directors by writing to:

Attn: Board of Directors (or name of individual director)

First Financial Bancorp

255 E. Fifth Street, Suite 2900

Cincinnati, OH 45202

Letters mailed to this address will be received by the director who serves as Chair of the Audit Committee or the director who serves as Chair of the CGNC, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the Chair of the Audit Committee.

Shareholders may also contact the Company’s Corporate Secretary, Shannon M. Kuhl, at First Financial Bancorp, 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.

Information regarding this process is also available within the Investor Relations section of our website at www.bankatfirst.com/investor under the “Corporate Governance” link under the “Corporate Information” tab.

Executive Compensation

EXECUTIVE COMPENSATION SPECIAL TABLE OF CONTENTS
Compensation Committee Report	27	Pension Plan	49
Compensation Discussion and Analysis	27	Executive Supplemental Retirement Plan	50
Summary Compensation Table	34	Nonqualified Deferred Compensation	51
Executive Compensation	36	Deferred Compensation Plan	51
Grants of Plan-Based Awards	46	Executive Supplemental Savings Agreement	52
Outstanding Equity Awards at Fiscal Year End	47	Split-Dollar and Group Term Life Insurance	52
Option Exercises and Stock Vested	48	Other Potential Post Employment Payment	52
Pension Benefits Table	49	Compensation Committee Interlocks and Insider Participation	57

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the CD&A below. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Members of the Compensation Committee

Susan L. Knust, Chair J. Wickliffe Ach David S. Barker Peter E. Geier William J. Kramer

Compensation Discussion and Analysis (CD&A)

This CD&A describes and explains the material elements of 2015 compensation for the executive officers named in the Summary Compensation Table (the “NEOs”). We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition we explain how and why the Compensation Committee of our Board arrived at specific compensation policies and decisions involving the NEOs who are listed below:

Claude E. Davis, Chief Executive Officer

John M. Gavigan, Chief Financial Officer and Principal Accounting Officer

Richard S. Dennen, President, Oak Street Funding

27

C. Douglas Lefferson, President, Community Banking

Anthony M. Stollings, President, Chief Operating Officer

Kevin T. Langford, President, Community Banking (through October 23, 2015)

You should read this section of the proxy statement when determining your vote on the compensation of our NEOs (see Proposal 4 – Non-Binding, Advisory Vote to Approve Executive Officer Compensation). This CD&A contains information that is important to your voting decision.

Introduction

Despite challenges the banking industry has faced over the past several years, through a combination of robust organic loan and deposit growth, strong credit results, solid non-interest income growth, and diligent expense management, First Financial extended its profitability to 101 consecutive quarters during 2015.

2015 Business Highlights

•	Acquired Oak Street Funding, LLC, a nationwide specialty lender to insurance brokers and agencies.

•	Celebrated the first anniversary of our expansion into the vibrant Columbus, Ohio market.

•	Executed a $120 million Tier 2 qualifying subordinated debt offering.

•	Introduced our new website, enhancing product and service delivery to our clients through a more modern online experience.

•	Total loans increased by $612 million, or 12.8% during the year.

•	Total deposits increased by $524 million, or 9.3% during the year.

•	Return on average assets was 1.00%, or 1.04% when adjusted for non-recurring items,[1], which compares favorably to the KBW Regional Bank Index component company median of 1.00%.

•	Return on average equity of 9.33%, or 9.73% when adjusted for the non-recurring items,[1] which also compares favorably to the peer median of 8.21%.[2]

•	Maintained strong capital position. Tangible Common Equity ratio of 7.53% and Common Equity Tier 1 Capital ratio of 10.28% compared to peer medians of 8.64% and 10.68%, respectively.[2]

•	Dividend yield of 3.54% as of December 31, 2015, which compares favorably to the peer median of 2.47%.[2]

2015 Executive Compensation Highlights

•	Consistent with Company-wide merit practices, on March 10, 2015, the Compensation Committee increased base salaries by approximately 3% for all NEOs except for Mr. Gavigan and Mr. Stollings who received base salary increases of approximately 35% and 9% respectively as a result of their promotions to Chief Financial Officer and Chief Operating Officer, respectively, in late 2014. Mr. Dennen joined the Company on August 14, 2015 as a result of the acquisition of Oak Street Funding LLC by First Financial Bank. At the time of the acquisition, Mr. Dennen’s base pay was increased from $365,790 to $380,000 (4%).

•	There were no target incentive changes for NEOs except for Mr. Gavigan whose short-term incentive target increased from 20% to 30% and long-term incentive target increased from 25% to 30% as a result of the promotion mentioned above.

•	Consistent with past practice, annual awards under the Company’s Long-Term Incentive Plan, or LTIP, were in the form of restricted stock grants. 2015 restricted stock grants to the NEOs included both time-based and performance-based vesting features. The time-based awards vest over a three year period. The performance-based awards vest after three years only upon the attainment of certain pre-determined performance measures concerning total shareholder return and return on assets relative to peers for all NEOs except for Mr. Dennen.

•	Mr. Dennen was awarded restricted stock with both time-based and performance-based vesting features at the closing of the acquisition of Oak Street Funding LLC by First Financial on August 14, 2015. The time-based awards vest over three years while the performance-based awards vest over three years only upon the

1 Full year results included approximately $5.0 million of pre-tax, non-operating expenses which were primarily related to severance benefits accrued during the year, expenses related to the Oak Street acquisition and adjustments to reserves for litigation related items.

2 Based upon KBW Regional Bank Index peer reporting through February 19, 2016.

28

attainment of certain pre-determined performance measures concerning Oak Street Funding LLC net income. See “2015 Long-Term Incentive Plan Design and Awards.”

•	The Company’s payout for 2015 under its Short-Term Incentive Plan, or STIP, was 100% of target for all NEOs except for Mr. Dennen who received a payout of 100% of target under the Oak Street Funding short-term incentive arrangement in place prior to the acquisition. See “2015 STIP Design and Payout – 2015 STIP Performance Results.”

•	The committee revised the share ownership and retention guidelines in 2015 requiring NEOs (other than the CEO) and other executives to hold the lesser of two times base salary or 75,000 shares.

•	Additionally, the Compensation Committee approved a change in the retention requirement for NEOs and other executives such that 100% of shares from exercises or vestings must be retained until ownership guidelines are met.

Committee Actions for 2016

The Company’s executive compensation program is reviewed annually to ensure the program continues to support the Company’s compensation philosophy and strategic business objectives. During the most recent review, the Compensation Committee identified opportunities to more closely align the program with the Company’s overall compensation philosophy and objectives. The following changes to the program were made for 2016:

•	Consistent with Company-wide merit practices, on March 8, 2016, the Compensation Committee approved increases to NEO base salaries that ranged from 2.4% to 9%.

•	There were no changes from 2015 to 2016 to the short- or long-term incentive target percentages for the NEOs except for Mr. Dennen whose short-term incentive target was reduced from the pre-acquisition target of 70% to 40% to reflect the addition of a long-term incentive plan target of 50% to his post-acquisition target compensation.

•	A portion of long-term incentive awards to the NEOs and to certain other executives will continue to include a performance-based vesting feature.

•	Similar to 2015, the Company’s 2016 STIP will be based on two equally weighted measures: return on assets versus the peer group and actual net income compared to the Company’s 2016 budget. 100% of each NEO’s short-term incentive will be based on performance under this plan except for Mr. Dennen who will have 25% of his short-term incentive based on the Company’s STIP and 75% based on net income performance of Oak Street Funding.

•	Due to business needs requiring Mr. Davis to spend a significant amount of time in Indianapolis as well as in the Company’s Cincinnati headquarters, a taxable housing and mileage allowance of $25,000 was approved to compensate Mr. Davis as reimbursement for this travel as related travel expenses will no longer be considered deductible business travel expenses by the Company.

Compensation Philosophy and Objectives

Our Compensation Committee has identified the following guiding principles to best support the overall objectives of the executive compensation program and our business strategy. Our executive compensation programs should:

•	Drive alignment between Company strategy, executive pay, and shareholder value creation

o	Create a clear line of sight between individual responsibilities and Company objectives

o	Provide transparency around corporate goals and objectives, measures, and performance outcomes

o	Incorporate simplicity, flexibility and discretion to reflect individual circumstances and changing business conditions/priorities

•	Pay for Performance

o	Align with market (peer) median for target performance and incorporate upside potential for top quartile performance

o	Differentiate pay based on performance, contribution, and value added

•	Attract, motivate, and retain key talent to deliver consistent long-term performance

o	Promote a competitive, balanced market-based total compensation package

o	Support internal equity through eligibility and target opportunities

•	Incorporate proper governance practices to prevent/mitigate inappropriate risk-taking by:

29

o	Encompassing a long-term focus with the ability to claw back compensation

o	Limiting upside potential via maximum payout ceilings

o	Including threshold requirement(s) before payout is made

o	Cross-functional plan design reviews and committee approval of final design and payouts

Elements and Mix of Compensation

To achieve the above-stated principles and objectives, the 2015 executive compensation program, as in prior years, consisted primarily of the following elements:

•	Base Salary. To competitively compensate for day-to-day contributions, skills, experience, and expertise.

•	Annual short-term incentive compensation. To motivate and share in the rewards of the current year’s results.

•	Long-term equity incentive compensation. To motivate and share in the rewards of sustained long-term results and value creation consisting of both time- and performance-based restricted stock.

•	Non-performance based benefits. To provide for the security and protection of executives and their families, including:

o	Employment agreements and change in control and severance agreements;

o	Retirement and other benefits; and

o	Certain perquisites and other personal benefits.

The Compensation Committee takes a holistic approach to establishing the total compensation package for its executives and each element of compensation is interdependent on the other elements. Applying the Company’s core values and drawing upon the principles and philosophy discussed above, the Compensation Committee utilizes these elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of pay for performance, alignment with shareholder interests, competitiveness, and compliance with all legal and regulatory guidelines.

The mix and the relative weighting of each compensation element reflect the competitive market and the Company’s compensation philosophy. The mix of pay may be adjusted from time to time to best support our immediate or longer-term objectives, changes in executive responsibility, as well as internal consistency.

Target compensation for each NEO is a mix of cash and long-term incentives. A substantial portion of this mix is at risk and varies based on performance. The emphasis on compensation elements related to performance is specifically intended to affect the actual level of compensation realized versus target. If the Company performs well (based on internal objectives, as well as peer group comparison) and longer-term shareholder value increases, award levels are intended to be strong. If the Company underperforms, award levels and values will be negatively impacted.

Below is a chart that reflects the mix of each element of target compensation as well as compensation at risk as percentages of target total compensation as of December 31, 2015. Compensation at risk is comprised of short and long-term incentives. Approximately 63% of our CEO’s and 46% of our other NEOs’ target compensation in 2015 was subject to performance and/or vesting requirements.

	Base Salary	Annual Short-Term Incentive	Long-Term Incentive	% of Total Compensation at Risk
CEO	37%	22%	41%	63%
Other NEOs (Average)	54%	20%	26%	46%

The 2015 Compensation Decision-Making Process

Three parties play an important role in establishing compensation levels for the Company’s executive officers: (i) the Compensation Committee, (ii) senior management, and (iii) outside advisors. The sections that follow describe the role that each of these parties plays in the compensation-setting process, as well as other important factors that impact compensation decisions.

Role of the Compensation Committee. The Compensation Committee has the authority to:

•	Review and approve the composition of the peer group companies used to assess the Company’s pay practices, target pay opportunities, and establish performance goals and objectives;

30

•	Approve the executive compensation plan design and target structure, including setting targets for incentives using management’s internal business plan, industry and market conditions and other factors;

•	Review the performance and compensation of the CEO and other NEOs, as well as other senior officers;

•	Determine the amount of, and approve, each element of total compensation paid to the NEOs, and determine the general elements of total compensation for other senior officers;

•	Review all components of compensation (both target and actuals) for the CEO and the other NEOs, including base salary, bonus, and long-term incentives; and

•	Define potential payments to executive officers under various termination events, including retirement, termination for cause and not for cause, and upon a change in control.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and as well as peer group data. It makes specific compensation decisions and awards based on such information, along with Company performance, individual performance and other circumstances as appropriate.

At meetings in early 2015, the Compensation Committee reviewed and considered corporate and individual performance, changes in NEO responsibilities, data regarding peer practices, and other factors. In addition, the committee reviewed tally sheets prepared by management. The tally sheets provide a comprehensive view of the Company’s payout to NEOs, including all components of compensation, benefits and perquisites. (See also “Tally Sheets”).

At the annual meeting of shareholders in 2015, the Company’s 2014 executive compensation program received overwhelming shareholder approval with 95% of shareholder votes cast in favor of the Company’s “say on pay” resolution. The committee carefully considers the substantial support that shareholders have consistently conveyed for our executive compensation program. The committee has and will continue to consider the Company’s “say-on-pay” vote results when making future compensation decisions.

Role of Executive Management in Compensation Decisions for NEOs

Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company’s compensation programs and practices. The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities, and stock awards for the NEOs other than himself. In making a recommendation for any executive officer who does not report directly to him, the CEO considers compensation recommendations made by the executive officer’s manager.

The Company’s Talent Management Department and other members of management assist the Compensation Committee in the administration of the Company’s executive compensation program and the Company’s overall benefits program. Members of the Talent Management Department periodically make available to the Compensation Committee information regarding the value of prior long-term incentive grants and participation in the Company’s plans. This information includes: (i) accumulated gains, both realized and unrealized, under restricted stock, stock options, and other equity grants; (ii) the cost of providing each perquisite; (iii) projected payments under the Company’s retirement plans; and (iv) aggregate amounts accumulated under nonqualified deferred compensation plans. Management helps prepare the information, including the tally sheets, used by the Compensation Committee in making its decisions.

Management also provides the Compensation Committee with information regarding potential payments to the Company’s executive officers under various termination events, including both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit, which is sometimes called the “walk-away” amount. Similar information is provided regarding the “Other Potential Post-Employment Payments” defined below.

In 2015, the CEO and Chief Talent Management Officer attended Compensation Committee meetings, but were not present at executive sessions when matters related to them were being decided. In addition, the Company’s Total Rewards Director attends committee meetings and participates in executive sessions of the committee.

In approving compensation for 2015, the Compensation Committee considered the CEO’s recommendations for the NEOs other than himself. The Compensation Committee, in consultation with Willis Towers Watson, made its own determinations regarding the compensation for the CEO, which were then ratified and approved by the Board.

Role of the Compensation Consultant

To assist in its efforts to meet the objectives outlined above in 2015, the Compensation Committee retained Willis Towers Watson to provide general executive compensation consulting services to the committee and to support management’s need for advice and counsel. Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to retain or terminate such consultant and engage other advisors.

31

The independent compensation consultant typically collaborates with management to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier.

Fees billed by Willis Towers Watson in 2015 for advice and services provided to the Compensation Committee were $45,710.

During 2015, Willis Towers Watson also provided services to our Company relating to non-executive compensation, including ad hoc compensation projects, retirement and pension plan administration, health benefits and actuarial services and related disclosure requirements. Services provided to management and not the Compensation Committee were approved by management and not the Compensation Committee. Fees billed by Willis Towers Watson in 2015 for additional services provided were $260,284.

Upon consideration of factors pursuant to NASDAQ compensation committee independence rules, the committee has concluded that no conflict of interest exists that would prevent the outside compensation advisor from independently representing the committee. The committee’s conclusion was based on the following factors:

•	Executive compensation consulting services provided to the Compensation Committee and other consulting services provided to management were performed by separate and distinct divisions of Willis Towers Watson;

•	The Compensation Committee’s decision to engage Willis Towers Watson was independent of management’s engagement of Willis Towers Watson;

•	Total fees paid in 2015 to Willis Towers Watson were not material in the context of total revenues disclosed in Willis Towers Watson’s most recent annual report;

•	Willis Towers Watson has adopted and disclosed to the committee its executive compensation consulting protocols for client engagements and the committee believes these protocols provide reasonable indications that conflicts of interest will not arise;

•	The advisor reports directly to the Compensation Committee Chair;

•	The Compensation Committee members and executive officers of the Company have no business or personal relationship with the advisor; and

•	The Compensation Committee, in its discretion, determines whether to retain or terminate the advisor.

Market Competitiveness

To ensure market competitiveness, Willis Towers Watson presents market pricing information from published surveys of financial services companies of approximately the same asset size. Information from surveys representative of the broader general industry population are utilized to provide appropriate compensation data for positions that are not specific to the financial services/banking industry.

Willis Towers Watson also provides a customized proxy analysis of similarly sized publicly-traded financial services/banking organizations designated as the Company’s peer group. Companies have historically been included in the Company’s peer group based on their relevance in terms of asset size (one-half to two times the asset size of the Company), business model, products, services and geographic location as compared to that of the Company, as well as those the committee deems to be high performing financial institutions. With data gathered from Willis Towers Watson and management, the committee conducts its annual peer group review to assess the continued relevance of the individual peers. From 2014 to 2015, no peers were removed from the peer group while United Bancshares Inc. was added to the group for 2015.

The 2015 peer group consisted of the following 17 financial services companies:

1st Source Corp.	First Merchants Corp.	Republic Bancorp, Inc.
Chemical Financial Corp.	First Midwest Bancorp, Inc.	Texas Capital Bancshares, Inc.
Columbia Banking System Inc.	MB Financial, Inc.	Trustmark Corporation
Community Banking System Inc.	National Penn Bancshares, Inc.	United Bancshares Inc.
First Busey Corp.	Old National Bancorp	WesBanco Inc.
First Commonwealth Financial	Park National Corporation

The market review assists the committee in making executive compensation decisions that are consistent with the stated philosophy and objectives for executive compensation, especially those of attracting, retaining, and motivating our executive officers and paying for performance. Willis Towers Watson also reviews competitive pay data for non-employee directors of companies in the peer group and advises the Compensation Committee on the market competitiveness paid to the Company’s non-employee directors.

32

Company Performance

Willis Towers Watson provides an annual pay for performance analysis using most recent proxy filings that compares the Company’s pay and performance versus the peer group. This analysis demonstrates pay and performance in various perspectives to facilitate a broad assessment of how pay relates to performance. The committee reviews and discusses this information typically in the latter half of the year and it serves as one of the other factors described herein that the committee considers when making pay decisions for the following year.

In determining payouts under the STIP, Company performance is also assessed across specific performance measures and a broader peer group (Component companies of the KBW Regional Bank Index) as described under “2015 Short-term Incentive Plan Design and Payout.” We believe our approach of reviewing pay and performance from multiple perspectives enables well-informed pay decisions both in terms of setting appropriate targets and determining the overall payout levels.

Evaluation for Excessive Risk

The following outlines the method by which the Company reviews and evaluates compensation policies and procedures to prevent unnecessary and excessive risks that could threaten the value of the Company:

•	Internal talent management, finance, legal, and risk management personnel conduct a review of the components of the Company’s incentive plans including any proposed design changes;

•	Incentive plans undergo a risk assessment that considers specific risk factors and plan alignment with the Guidance on Sound Incentive Compensation Policies adopted by banking regulators in 2010;

•	The Compensation Committee discusses annually the relationship between risk management policies and practices and compensation policies and procedures; and

•	To further mitigate risk, the committee has responsibility for the evaluation and ratification of the Company’s incentive compensation plans.

In light of the above reviews, the Company and the Compensation Committee have not identified any risks arising from the Company’s compensation policies and practices for the Company’s NEOs and our associates generally that are reasonably likely to have a material adverse effect on the Company. It is both the committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

Tally Sheets

When making executive compensation decisions, the Compensation Committee reviews tally sheets showing, for each executive officer: (i) targeted value of base pay, annual incentive bonus and equity grants for the current year and each of the past several years; (ii) actual realized value for each of the past several years (the sum of cash received, gains realized from equity awards, and the value of perquisites and other benefits); (iii) the amount of unrealized value from prior equity grants and accumulated deferred compensation; and (iv) the amount the executive could realize upon a change in control or any severance arrangement. Although tally sheets do not drive individual executive compensation decisions, the Compensation Committee uses tally sheets for several purposes. First, it uses tally sheets as a reference so that committee members understand the total compensation being delivered to executives each year and over a multi-year period. Second, tally sheets enable the Compensation Committee to validate its strategy of paying a substantial portion of executive compensation in the form of equity by showing amounts realized and unrealized by executives from prior equity grants. In some cases, the Compensation Committee’s review of tally sheets may lead to changes in the NEO’s benefits and perquisites.

Use of Discretion and Other Factors in Pay Decisions

The exercise of discretion by the Compensation Committee in determining the various elements of compensation is an important feature of the Company’s compensation philosophy. Because the Company has always taken a long-term view, we use judgment and discretion rather than relying solely on formulaic results and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to: (i) the Company’s unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company’s use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary individual performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of shareholder value.

33

Summary Compensation Table

The table below sets forth the annual and long-term compensation of our (i) CEO, (ii) our Chief Financial Officer, (iii) and the three most highly compensated executive officers, other than the CEO and the Chief Financial Officer, who were serving as executive officers at the end of 2015, and (iv) Kevin Langford, who served as an executive officer through October 23, 2015 and would have been included in the group described in clause (iii) if he had been an executive officer as of the end of 2015.

Year	Salary[1]	Bonus[2]	Stock Awards[3]	Non-Equity Incentive Plan Compensation[4]	Change in Pension Value and Non-qualified Deferred Compensation Earnings[5,6]	All Other Compensation[7]	Total
Claude E. Davis, Chief Executive Officer
2015	$756,370	$0	$805,532	$453,822	$78,509	$87,550	$2,181,783
2014	$706,967	$0	$889,859	$424,180	$113,550	$105,815	$2,240,371
2013	$686,154	$0	$759,024	$0	$121,840	$151,124	$1,718,142
John M. Gavigan,[8] Senior Vice Pres., Chief Financial Officer
2015	$235,906	$0	$67,524	$70,772	$17,264	$5,109	$396,575
2014	$165,169	$0	$41,614	$32,670	$9,884	$4,436	$253,773
Richard S. Dennen,[9] President, OSF
2015	$146,154	$0	$1,444,500	$99,750	$0	$67,222	$1,757,626
C. Douglas Lefferson, Community Banking President
2015	$383,347	$0	$259,709	$153,339	$16,354	$30,048	$842,797
2014	$358,889	$0	$252,722	$141,976	$183,714	$32,288	$969,589
2013	$348,077	$0	$245,000	$70,451	$0	$40,611	$704,139
Anthony M. Stollings, President, Chief Operating Officer
2015	$368,075	$50	$180,018	$147,230	$31,474	$21,383	$748,230
2014	$328,071	$0	$165,026	$129,785	$24,272	$18,975	$666,129
2013	$292,625	$0	$142,514	$59,227	$31,544	$24,780	$550,690
Kevin T. Langford,[10] Community Banking President
2015	$351,152	$188,843	$170,022	$0	$46,287	$18,684	$774,988
2014	$328,071	$0	$165,026	$129,785	$23,924	$286,966	$933,772
2013	$293,510	$0	$142,514	$59,406	$26,296	$25,381	$547,107

1 The dollar value of base salary earned during the fiscal year.

2 The dollar value of bonus (cash and non-cash) earned during the fiscal year. For 2015, represents the post-employment short-term bonus payment paid to Mr. Langford as a result of his termination on December 31, 2015. Mr. Stollings bonus represents a referral incentive.

3 Includes long-term restricted stock incentive amounts both time- and performance-based awarded during the year shown. In 2014 for Mr. Davis only, also includes portion of short-term incentive payout above 100% that was awarded in immediately vested restricted stock with a three year holding period. Our accounting for employee stock-based incentives granted during the years ended December 31, 2015, 2014 and 2013, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) topic 718, Stock Compensation is described in Note 17—Stock Options and Awards to the Company’s consolidated financial statements in the 2015 Annual Report at page 90 (generally multiplying the number of restricted shares granted by the NASDAQ closing price per share on the grant date). These amounts do not reflect the actual value that may be realized by the NEOs. Depending on our stock performance, the actual value may be more or less than the amount shown or zero. For actual value received in 2015 for awards granted in previous years, see the table “Options Exercised and Stock Vested” in this proxy. See also “Outstanding Equity Awards at Fiscal Year End.”

34

4 The dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans (Short-Term Incentive Plan). In 2014 for Mr. Davis only, the amount above 100% was paid in immediately vested restricted stock with a three year holding period and is reported in the Stock Awards column.

5 The amounts in this column represent the annual net increase in the present value of accumulated benefits under the SERP and the Pension Plan for the years ended December 31, 2015, 2014 and 2013 (the measurement date for reporting purposes of these plans in the Company’s Annual Report on Form 10-K) with respect to our NEOs. No NEO participated in a plan with above-market earnings. Effective January 1, 2014, the annual Pension Benefits allocation for all associates, including NEOs and other executives, was reduced from 9% to 5% of eligible earnings. The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company’s Annual Report on Form 10-K for each year, with no reduction for mortality risk before age 65. Actual amount for Mr. Lefferson for 2013 was a negative $86,996 and is shown as $0 for purposes of the Summary Compensation Table. See also the “Pension Benefits Table” and related narrative for a detailed explanation of the terms of the Pension Plan and SERP.

6 For Mr. Davis only, the amounts provided include 2015 nonqualified deferred compensation earnings of $2,395 for the Nonqualified Deferred Compensation. 2015 earnings under the Supplemental Savings Plan were negative $1,391.57 and are included as $0 for purposes of the Summary Compensation Table. In 2014 earnings were $8,247 and $14,996 for the Nonqualified Deferred Compensation and Supplemental Savings Plan, and in 2013 earnings were $34,441 and $35,112 for the Nonqualified Deferred Compensation and Supplemental Savings Plan. Please refer to the Nonqualified Deferred Compensation Earnings table and related narrative for a detailed explanation of these items. May reflect unvested benefits, which the NEO may not be entitled to receive if he terminates employment before the required vesting date.

7 All other compensation for the year that could not properly be reported in any other column. The specific elements are discussed below. The “Other” category includes (where applicable): taxable benefits for health savings accounts, long-term disability gross-up, and company paid benefits.

8 Mr. Gavigan became Chief Financial Officer effective December 1, 2014. He received a base salary increase on March 13, 2015 that was retroactive to the date of his appointment as Chief Financial Officer. Of the amount shown for him for 2015, $5,183.83 was retroactive pay for 2014. Amounts reported in this table for 2014 also include compensation paid to Mr. Gavigan prior to being named Chief Financial Officer.

9 Mr. Dennen joined First Financial as a result of the acquisition of Oak Street Funding by First Financial Bank. Amounts reported in this table for 2015 include compensation paid to Mr. Dennen since the close of the acquisition on August 14, 2015.

10 Mr. Langford served as an executive officer of the Company through October 23, 2015, although he remained an associate of the Company through December 31, 2015. Compensation reported in this table includes compensation paid to Mr. Langford in all capacities in 2015.

	Imputed Income Split- Dollar Insurance	Accrued Dividends Paid on Vested Restricted Stock	Other[1]	Total[2]
2015

Davis[3]	$7,562	$64,473	$15,515	$87,550
Gavigan	$408	$3,175	$1,526	$5,109
Dennen[4]	$270	$0	$66,952	$67,222
Lefferson	$2,442	$25,908	$1,698	$30,048
Stollings	$6,202	$13,573	$1,608	$21,383
Langford	$1,738	$15,871	$1,075	$18,684
2014

Davis	$6,300	$87,490	$12,025	$105,815
Gavigan	$303	$3,133	$1,000	$4,436
Lefferson	$2,127	$28,486	$1,675	$32,288
Stollings	$4,774	$12,598	$1,603	$18,975
Langford[5]	$1,349	$16,232	$269,385	$286,966
2013

Davis	$4,941	$94,610	$41,374	$151,124
Stollings	$3,063	$9,859	$1,658	$24,780
Lefferson	$1,667	$27,068	$1,676	$40,611
Langford	$1,019	$12,589	$1,573	$25,381

35

1 For Mr. Davis includes $31,121 in 2013 for the 401(k) restoration plan or executive supplemental savings agreement. No additional employer contributions have been provided under the Supplemental Savings Account (see “- Executive Supplemental Savings Agreement”).

2 For 2013, the Total amounts include company paid matches under the 401(k) Plan.

3 Amount includes $10,410 in organizational dues and memberships, a $500 Company-provided health savings account contribution, $3,406 for a taxable housing allowance, $598 for additional parking benefit and $601 for the executive long-term disability benefit (including a tax gross-up).

4 Amount in “Other” includes $66,952 paid to Mr. Dennen under the Oak Street Funding LLC Nonqualified Deferred Compensation Plan that was terminated on August 13, 2015 in connection with the acquisition of Oak Street Funding by First Financial Bank.

5 Amount in “Other” includes total payments related to relocation of $267,829. These payments include a tax gross-up in the amount of $104,651.

Executive Compensation

2015 Compensation Decisions for Named Executives

Annual Base Salary Decisions. Base salaries for our NEOs reflect their role and value to the Company. Base salaries are reviewed annually and adjusted as appropriate to reflect each NEO’s performance, contribution, and experience as well as relative position to the market and each other. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives). At lower executive levels, base salaries represent the largest portion of total compensation, but at senior executive levels such fixed compensation is progressively replaced by compensation that is “at risk” and that varies based on performance outcomes.

The Compensation Committee sets base salaries for NEOs by utilizing published survey data that is position specific at or near the median of the estimated base salaries. In addition, the committee, to the extent available, will supplement the survey data with proxy information on base salaries paid by the peer group to executive officers with comparable positions. The committee will also allow for recognition of each executive’s role, contribution, performance and experience. The Compensation Committee annually reviews base salaries and has increased them as necessary to address competitive increases or to reflect increases in a particular NEO’s responsibilities. In March 2015, consistent with Company-wide merit practices, base salary increases for the NEOs were approximately 3% for all NEOs except for Mr. Gavigan and Mr. Stollings who received base salary increases of approximately 35% and 9% respectively as a result of their promotions to Chief Financial Officer and Chief Operating Officer, respectively, in late 2014. Mr. Dennen joined the Company on August 14, 2015 as a result of the acquisition of Oak Street Funding LLC by First Financial Bank. At the time of the acquisition, Mr. Dennen’s base pay was increased from $365,790 to $380,000 (4%).

Target Compensation Structure Changes. Target compensation levels for our NEOs are set at the beginning of each fiscal year by the Compensation Committee taking into consideration such factors as the board-approved compensation philosophy, program objectives, relevant market data, individual performance and the scope and responsibility of each individual. In general, pay opportunities are targeted at market median levels, with actual compensation realized being higher or lower as determined by overall performance of the Company.

On March 10, 2015, the Compensation Committee established 2015 target compensation levels for its senior executives, including the NEOs. Short- and long-term incentive targets remained unchanged from 2014 levels except for Mr. Gavigan whose short-term incentive target increased from 20% to 30% and long-term incentive target increased from 25% to 30% as a result of the promotion mentioned above.

Mr. Dennen’s 2015 short-term incentive target did not change as a result of the merger and remained at 70% through the end of 2015. His short-term incentive target will be reduced to 40% in 2016 to align with the Company’s target compensation structure and eligibility for annual long-term incentives starting in 2016.

The Compensation Committee believes the 2015 target compensation decisions provided reasonable target pay opportunities in relation to pay offered for comparable positions by financial services companies included in our peer group.

2015 STIP Design and Payout

Overview. Short-term incentives serve as a key mechanism to vary pay levels according to Company-wide short-term performance, thereby linking executive financial rewards to value delivered to our shareholders. Such incentives are earned and paid annually but only after established threshold corporate performance levels are achieved. To underscore the importance of creating value for our shareholders, payouts under the Company’s STIP are based entirely on corporate, rather than individual, performance. This approach also suggests that the collective individual performance will result in improved business performance and favorably impact shareholder value.

36

Targets. As mentioned above, target annual short-term incentive opportunities are established by the Compensation Committee early in the year and are intended to approximate market median levels for similarly- positioned roles. Target award opportunities are expressed as a percentage of actual base salary paid for the performance year for all participants (minimum of 3%). Actual awards may range from 0% to a maximum of 200% of the target award opportunity based on financial, risk management, and other considerations. The NEO target levels were as follows for the 2015 plan year:

	2015 Target STIP % of Base	2015 Target Payout @ 100% Target[1,2]
Claude E. Davis	60%	$ 439,380
John M. Gavigan	30%	$ 67,500
Richard S. Dennen[3]	70%	$ 99,750
C. Douglas Lefferson	40%	$ 148,400
Anthony M. Stollings	40%	$ 144,000
Kevin T. Langford[4]	40%	$ 136,000

1 100% target payout amounts are based on salary as of 12/31/2015.

2 Actual payout is derived from applying the Performance Payout Percent to actual base wages earned in 2015.

3 Mr. Dennen’s target and payout are in accordance with the Oak Street Funding plan that was in place for 2015. Amounts shown reflect the pro-rated target and payout under that plan after the close of the Oak Street Funding acquisition on August 14, 2015. Amounts earned under this plan prior to the close are not included in this chart.

4 Mr. Langford was not eligible for payout under the STIP due to his termination on 12/31/2015. Per his Severance and Change in Control Agreement, he received a bonus payout of $188,843 in place of a payout under the STIP.

Performance Measures. Performance measures and their relative weightings are selected and approved by the Compensation Committee based on their relevance as key, balanced measures that drive shareholder value creation and align with the Company’s internal, board-approved business plan. Performance is measured over a 12-month period for all participants (including the NEOs). For 2015, the Compensation Committee set the following parameters:

Financial and Operating Performance Measures (equally weighted):

•	Return on assets (ROA) relative to peers:

The Company’s ROA performance for the year is compared against peers in the KBW Regional Bank Index. This index is made up of approximately 49 regional banks (excluding the Company, which is a component company of the index) located throughout the country that are generally within an asset and market capitalization range comparable to the Company. This peer group is broader than the peer group established for compensation competitive assessment purposes as previously described.

•	Net income goal attainment:

The Company’s actual net income achieved at the end of the year is compared to the net income target established by the Company for the year.

Enterprise Risk Management Performance. This category applies only to senior management (including NEOs) participants. Performance and results against ERM objectives are assessed to determine whether the payout factor as calculated for financial performance should be adjusted downward. A risk management performance modifier is available to the Compensation Committee as a discretionary tool to make a downward adjustment to the payout in the event of a material risk management failure or a material error that results in financial restatement. The committee did not identify any risk management failures or financial errors that would indicate a reduction in the payout level for the 2015 STIP was warranted.

Other Considerations. The Compensation Committee may use discretion to adjust the formulaically calculated payout for performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year, but are nevertheless important to the enhancement of shareholder value.

37

Payout Calculation.

ROA performance must be equal to or greater than the 25th percentile of the peer group to generate a payout for the ROA component. The actual ROA component payout is interpolated with a maximum payout of 200% of the target award opportunity for performance at or above the top quartile (75th percentile) of the peer group.

A threshold portion of the net income goal (84%) must be achieved in order to generate a payout under this component. The actual net income component payout is interpolated with a maximum payout of 200% of the target award opportunity for exceeding the net income goal by 18%.

In total and for each participant, the STIP payout may not exceed 200% of the target award opportunity.

Earnings per diluted common share greater than $0 must be achieved before any payout will be made under the STIP.

Payout Method. Incentive payments under the STIP are paid in cash to eligible participants with the exception of payouts above 100% of target to senior executive officers (including NEOs) which are delivered in stock that is subject to a three-year holding period.

2015 STIP Performance Results

Payout for NEOs. As mentioned earlier, the Compensation Committee approved a payout under the Company’s STIP for 2015 of 100% of the target opportunity for all NEOs except for Mr. Dennen whose approved payout of 100% of target was under the Oak Street Funding short-term incentive arrangement in place prior to the acquisition.

Under the approved plan design, performance results for the STIP exclude merger and acquisition (M&A) related expenses. However, the acquisition of Oak Street Funding, LLC (a commercial finance firm focused on insurance industry financing) by the Company was distinct in the type of business being acquired and its impact on the Company’s results when compared with prior activity involving entire bank mergers. Mr. Davis recommended that the Committee consider this distinction and include expenses related to the Oak Street acquisition when assessing the Company’s performance for 2015. Upon considering Mr. Davis’ recommendation and the Company’s performance against the pre-acquisition net income goal, the Committee exercised its discretion to approve a reduction to the standard payout calculation down to 100% of target.

The Company’s final 2015 results for each STIP component, including acquisition-related expenses for Oak Street Funding, are set forth below.

2015 STIP Results
	FFBC Results[1] (%)	Peer Median (%)	FFBC Percentile Rank versus Peers	Payout Multiple (%)	Approved Payout
Return on Assets versus Peers[2]	1.02	.99	52.7	108.1	100% of Target
Net Income Goal Attainment	99	N/A	N/A	88.1

1 Results exclude merger and acquisition-related costs except for those related to the Oak Street Funding acquisition.

2 Peer performance reflects data for the twelve months ending September 30, 2015. Company performance based on 12 month GAAP (adjusted) actuals ending December 31, 2015.

Final Payout. The table below sets forth the STIP payouts to our NEOs for 2015.

	2015 Target STIP % of Base	2015 Target Payout @ 100% Target[1]	2015 STIP Performance Payout Percent	Actual Results Total Value of Payout[2]
Claude E. Davis	60%	$ 439,380	100.0%	$ 453,822
John M. Gavigan	30%	$ 67,500	100.0%	$ 70,772
Richard S. Dennen[3]	70%	$ 99,750	100.0%	$ 99,750
C. Douglas Lefferson	40%	$ 148,400	100.0%	$ 153,339
Anthony M. Stollings	40%	$ 144,000	100.0%	$ 147,230
Kevin T. Langford[4]	40%	$ 136,000	0.0%	$ 0

38

1 100% target payout amounts are based on salary as of 12/31/2015.

2 Actual payout is derived from applying the Performance Payout Percent to actual base wages earned in 2015.

3 Mr. Dennen’s target and payout are in accordance with the Oak Street Funding plan that was in place for 2015. Amounts shown reflect the pro-rated target and payout under that plan after the close of the Oak Street Funding acquisition on August 14, 2015. Amounts earned under this plan prior to the close are not included in this chart.

4 Mr. Langford was not eligible for payout under the STIP due to termination on 12/31/2015. Per his Severance and Change in Control Agreement, he received a bonus payout of $188,843 in place of a payout under the STIP.

2015 Long-Term Incentive Plan (LTIP) Design and Awards

The LTIP is designed for the Company’s top leaders who have a direct and measurable impact on the long-term performance of the Company. In addition to base pay and short-term incentive opportunities, the LTIP is a key component of the total compensation package to attract, motivate and retain top professionals in the organization and serves to align management and shareholder interests through stock incentives linked to the long-term success of the Company and increased shareholder value. The LTIP is the only plan available for new grants of stock-based long-term incentive compensation to eligible associates, including the NEOs.

Senior managers and key sales executives of the Company are eligible to participate in the LTIP. Actual participation is determined annually and is at the discretion and approval of management, the CEO, and the Compensation Committee.

LTIP Targets. In March 2015, the Committee reviewed target compensation levels in the context of relative performance versus peers as well as survey and peer proxy data. The following chart summarizes NEO LTIP target amounts for 2015:

	Grant Date	Total Number of Shares Granted	Grant Date Fair Value[1]	Shares of Time-based Restricted Stock Granted[2]	Shares of Performance-based Restricted Stock Granted[2]
Claude E. Davis	3/10/2015	47,468	$ 805,532	23,734	23,734
John M. Gavigan	3/10/2015	3,979	$ 67,524	2,984	995
Richard S. Dennen[3]	8/14/2015	75,000	$ 1,444,500	37,500	37,500
C. Douglas Lefferson	3/10/2015	15,304	$ 259,709	11,478	3,826
Anthony M. Stollings	3/10/2015	10,608	$ 180,018	7,956	2,652
Kevin T. Langford	3/10/2015	10,019	$ 170,022	7,514	2,505

1 This is the amount reported in the Grants of Plan-Based Awards table, below (based on a stock price of $16.97 per share as of March 10, 2015 and $19.26 per share as of August 14, 2015).

2 Mr. Davis’ long-term incentive award was divided 50% time-based restricted stock and 50% performance-based restricted stock. Messrs. Gavigan, Stollings, Lefferson, and Langford long-term incentive awards were divided 75% time-based restricted stock and 25% performance-based restricted stock.

3 Shares awarded to Mr. Dennen on August 14, 2015 were in connection with the acquisition of Oak Street Funding by First Financial Bank. 75,000 shares were awarded, 50% as time-based restricted stock and 50% as performance-based restricted stock.

Restricted Stock Awards. In connection with its annual review of executive salaries, historically the Compensation Committee has granted stock awards in the beginning of each fiscal year. The stock awards in recent years, have primarily been in the form of restricted stock awards with a three-year vesting period to satisfy the retention goals for granting the awards and to align executive interests with those of the shareholders. Dividends paid on restricted stock are held in escrow and not paid until the restrictions lapse and the stock is fully vested.

Performance-Based Restricted Stock Awards. Performance-based restricted stock vests after three years only upon the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets). The award is structured such that at the end of the three-year performance period:

•	No portion of the award may vest if performance against peers in the KBW Regional Bank Index is below the 25th percentile.

•	Above median performance (60th percentile versus peers) must be achieved in order for 100% of the award to vest.

•	The award has limited upside potential. The maximum payout is capped at 120% of the initial award amount for performance at or above the 75th percentile.

39

Mr. Dennen’s 2015 award was issued in connection with the acquisition of Oak Street Funding by First Financial Bank. The award is structured such that at the end of each of the three performance years:

•	No portion of the award may vest if less than 85% of the established annual net income target is attained;

•	The annual net income target must be achieved in order for 100% of the award to vest; and

•	The award has limited upside potential as the maximum payout is capped at 120% for performance at or above 125% of the annual net income target.

Mix of Awards. The following chart summarizes the mix of award types granted to the NEOs in 2015:

	Portion of LTIP Awarded as Performance Based Restricted Stock	Portion of LTIP Awarded as Time Based Restricted Stock
Claude E. Davis	50%	50%
John M. Gavigan	25%	75%
Richard S. Dennen	50%	50%
C. Douglas Lefferson	25%	75%
Anthony M. Stollings	25%	75%
Kevin T. Langford	25%	75%

Mr. Dennen’s 2015 awards were in connection with the acquisition of Oak Street Funding by First Financial Bank. Additional information about the long-term incentive grants can be found in the Summary Compensation Table and following tables and footnotes, as well as the narrative following these tables.

Pay for Performance Compared to KBW Regional Bank Index

The following charts illustrate how the CEO’s compensation, over the past four years (as shown in the Summary Compensation Table) compares to the Company’s performance in Return on Assets, EPS Growth Rate and Efficiency Ratio over the same period as well as to KBW Regional Bank Index median performance.

•	The Company’s return on assets was consistent with or better than the median performance of the peer group during 2012 through 2015, while CEO compensation declined in both 2013 and 2015.

•	CEO pay in 2014 reflected an increase from 2013 that was consistent with (i) a significant increase in the Company’s earnings per share in 2014 and (ii) a 2014 total shareholder return that exceeded the median return of companies in the KBW Regional Bank Index.

•	During the period from 2011 thru 2014, the Company’s efficiency ratio has been generally consistent with or better than the median level of the companies in the KBW Regional Bank Index.

40

41

42

Total Shareholder Return Performance. The following graph compares the cumulative return to shareholders of the Company with that of companies that comprise the NASDAQ Composite Index and KBW Regional Bank Index (which are peers under the Company’s STIP) over a one, three, five, and seven year period. The Company’s long-term cumulative return over the last seven years has outpaced the returns of KBW peers who experienced dramatic declines in shareholder return during the financial crisis. From a three- and five-year perspective, peer returns reflect recovery from the substantial declines experienced during the financial crisis. The Company did not experience such declines during the crisis, therefore, the Company’s return for this period did not achieve levels similar to that of peers. On a one-year basis returns continue to converge to more normalized levels post crisis.

43

Executive Benefits and Perquisites

Benefits. Executives can participate in group medical and life insurance programs, a 401(k) plan with a performance-based contribution by the Company, and a pension plan which are generally available to all of our associates on a non-discriminatory basis. The benefits serve to protect executives and their families against financial risks associated with illness, disability, and death and provide financial security during retirement through a combination of personal savings and Company contributions, taking advantage of tax-deferral opportunities where permitted. Our NEOs are also participants in a life insurance program that insures them for two to three times their base salary.

Executive Benefits. NEOs are eligible for the Supplemental Executive Retirement Plan (“SERP”). The SERP is designed to make up for pension allocations limited by the IRS for highly compensated individuals, so that our NEOs receive the same percentage of compensation funded for retirement as all other associates. See “Executive Supplemental Retirement Plan.”

Mr. Davis is a party to an Executive Supplemental Savings Agreement (SSA) which was designed to supplement his 401(k) Plan benefits above the IRS statutory limits. Since January 1, 2014, no additional credits have been provided to Mr. Davis under the SSA. See “Executive Supplemental Savings Agreement.” Additionally Mr. Davis is the only NEO that in the past has utilized the deferred compensation plan. See “Nonqualified Deferred Compensation.”

Other Guidelines and Procedures Affecting Executive Compensation

Section 162(m). The Compensation Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) which provide that no deduction is allowed for applicable employee remuneration paid by a publicly-held corporation to its CEO or any of its other three highest paid officers, excluding the principal financial officer, to the extent that the remuneration paid to such employees exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance-based compensation may be excluded from Section 162(m). While in general the Compensation Committee attempts to design its compensatory arrangements to preserve the deductibility of executive compensation, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. The Company believes that shareholders’ interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Neither First Financial nor any of its subsidiaries currently has a policy requiring that compensation paid to a covered officer be deductible under Section 162(m). The Board, however, does consider the after-tax cost and value to First Financial and its subsidiaries of all compensation.

It is the Company’s position that stock options awarded under its stock option plans will not count toward the Section 162(m) limit. Restricted stock grants that are not performance based are not, however, treated as exempt

44

from the calculation. Furthermore, amounts previously deferred by executives under the Deferred Compensation Plan will not count toward the Section 162(m) limit.

The Company believes that qualifying awards made under the STIP after 2012 will not count toward the Section 162(m) limit. Also, it is anticipated that a portion of the performance-based long-term incentive awards made to the CEO and other NEOs as described in “2015 Long-Term Plan Design and Awards” will qualify as deductible under Section 162(m), thus reducing the amount of foregone deductions in the future.

In 2015, the Company paid an aggregate of approximately $523,400 in compensation to its NEOs in excess of the applicable individual deduction limits under Section 162(m) of the Code (all of which was paid to the CEO), thereby foregoing approximately $183,200 in aggregate tax deductions related to NEO compensation, calculated at a 35% corporate tax rate. Based on the Company’s 2015 income before taxes of approximately $111 million, the amount of deduction lost represents approximately 0.17% of such income. While the Compensation Committee believes the tax-deductibility of executive compensation is important, it was outweighed for 2015 executive compensation purposes by the critical importance to the Company’s future success to provide competitive pay.

Sections 280G. Since January 1, 2011, we have not provided for a 280G gross-up to our NEOs.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Grants. Our policy is to make grants of equity-based compensation only at current market prices. We have not granted options since 2008; however at that time we set the exercise price of stock options at the closing stock price on the date of grant, and did not grant “in-the-money” options or options with exercise prices below market value on the date of grant. Absent special circumstances, it is our policy to make the majority of equity grants at a regularly scheduled meeting of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, generally once per quarter, in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make equity-based grants at times when they will not be influenced by scheduled releases of information. Grants of equity-based awards primarily have grant dates corresponding to regularly scheduled meetings of the Compensation Committee in the early part of the fiscal year. For 2015, we chose the March meeting of the Committee. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year. We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with equity-based grants. We believe we minimize the influence of our disclosures of non-public information on the long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.

Claw backs. For awards made prior to 2012, in the event: (a) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws during the Performance Period; or (b) the committee determines that senior executive management has taken risks that jeopardize the safety and soundness of the Company, the members of senior executive management (including the NEOs) shall reimburse the Company for any award under the STIP.

For awards made during and after 2012, any bonus, commission, or other compensation, including but not limited to payments made under the STIP or stock grants may be subject to recovery, or “claw back”, by the Company for a period of three years (or such longer period as may be required by law) if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by law.

Share Ownership Requirements. The Company maintains a share ownership requirement for its CEO equal to the lesser of five times base pay or 250,000 shares. The CEO is currently in compliance with this requirement.

The share ownership requirement for the other NEOs and other executives is the lesser of two times base salary or 75,000 shares. The timeframe for executives to comply with this requirement is two years or within five years of being first appointed to a role with share ownership guidelines. All NEO’s are currently in compliance with this requirement except for Messrs. Gavigan and Dennen who, as of February 2016, have three and five years, respectively, to comply.

Share Retention Guidelines.

Beginning in 2015, NEOs and other executives must retain 100% of shares acquired through exercises or vestings until their share ownership guidelines are met. All associates receiving options, including our NEOs, are required to hold the shares received upon the exercise of options for a period of one year after the exercise of the option.

Hedging or Pledging. The Company considers it improper and inappropriate for insiders to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that such individuals may not engage in hedging or pledging transactions, unless otherwise in compliance with the pre-clearance and approval requirements as set forth in the Company’s Insider Trading Policy.

45

Grants of Plan-Based Awards

The following table shows all individual grants of plan-based awards to the NEOs of the Company during the fiscal year ended December 31, 2015. Total value is computed utilizing the grant date market value for restricted stock awards and the grant date fair value in accordance with ASC Topic 718 on stock option awards. There were no stock options awarded in 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plans[1,2,3]			All Other Stock Award: No. of Shares of Stock or Units[4,5]	Grant Date fair Value of Stock and Options Awards
Grant Date	Award Type	Threshold	Target	Maximum
Claude E. Davis
n/a	STIP	$0	$439,380	$878,760
3/10/2015	Restricted Stock				23,734	$402,766
3/10/2015	Performance Stock				23,734	$402,766

John M. Gavigan
n/a	STIP	$0	$67,500	$135,000
3/10/2015	Restricted Stock				2,984	$50,638
3/10/2015	Performance Stock				995	$16,885

Richard S. Dennen
n/a	STIP	$0	$0	$0
8/14/2015	Restricted Stock				37,500	$722,250
8/14/2015	Performance Stock				37,500	$722,250

C. Douglas Lefferson
n/a	STIP	$0	$148,400	$296,800
3/10/2015	Restricted Stock				11,478	$194,782
3/10/2015	Performance Stock				3,826	$64,927

Anthony M. Stollings
n/a	STIP	$0	$144,000	$288,000
3/10/2015	Restricted Stock				7,956	$135,013
3/10/2015	Performance Stock				2,652	$45,004

Kevin T. Langford
n/a	STIP	$0	$136,000	$272,000
3/10/2015	Restricted Stock				7,514	$127,513
3/10/2015	Performance Stock				2,505	$42,510

1 Cash payouts equal to 100% of target under the 2015 STIP were made February 19, 2016, for all NEOs except Mr. Dennen who was paid under the Oak Street Funding short-term incentive plan.

2 The amounts of the estimated future payouts under the non-equity incentive plans column represent the opportunities in the event the Company meets certain targets pursuant to the terms of the Short-term Incentive Plan. See “2015 Short-term Incentive Plan Design and Payout” in the Compensation Discussion and Analysis.

3 Mr. Dennen’s target and payout are in accordance with the continued 2015 Oak Street Funding plan at a target of 70% or $266,000 based on his First Financial salary.

4 Restricted shares vest annually over a three-year period beginning March 10, 2015. The closing price of the Company’s common shares on the date of grant was $16.97 (March 10, 2015). 50% of Mr. Davis’ 2015 long-term-incentive award (23,734 shares) and 25% of Messrs. Gavigan, Langford, Lefferson, and Stollings’ long-term-incentive awards (995 shares, 2,505 shares, 3,826 and 2,652 shares respectively) were comprised of performance-based restricted stock that vests after three years only upon the attainment of certain pre-determined performance measures (generally, total shareholder return and return on assets). Depending on the performance level achieved, the maximum award that may be earned for these performance-based restricted shares is 120% of the initial shares awarded. See “Performance Based Restricted Stock Awards” for more details. Dividends paid on both types of stock shares are held in escrow until the shares vest.

46

5 For Mr. Dennen, restricted shares vest annually over a three-year period beginning August 14, 2015. The closing price of the Company’s common shares on the date of grant was $19.26 (August 14, 2015). 50% of Mr. Dennen’s 2015 long-term-incentive award (37,500 shares) was comprised of performance-based restricted stock that vests annually over a three-year performance period beginning January 1, 2016 only upon the attainment of certain pre-determined performance measures (generally, Oak Street Funding net income results). Depending on the performance level achieved, the maximum award that may be earned for these performance-based restricted shares is 120% of the initial shares awarded. See “Performance Based Restricted Stock Awards” for more details. Dividends paid on both types of stock shares are held in escrow until the shares vest.

Outstanding Equity Awards at Fiscal Year End

The following table represents stock options and restricted stock awards outstanding for each NEO as of December 31, 2015. All stock options and restricted awards have been adjusted for stock dividends and stock splits. The closing per share price of the Company’s stock on the last trading date of the fiscal year was $18.07.

Option Awards				Restricted Stock Awards
Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested [1]	Market Value of Shares or Units of Stock That Have Not Vested

Claude E. Davis
				118,641	2,143,843
0	0
John M. Gavigan
				6,314	114,094
0	0
Richard S. Dennen
				75,000	1,355,250
0	0
C. Douglas Lefferson
				31,814	574,879
25,500	0	$16.02	04/24/2016
28,200	0	$14.90	04/30/2017
38,409	0	$11.64	02/14/2018
Anthony M. Stollings
				21,016	379,759
0	0
Kevin T. Langford
				0	0
0	0

1 Restricted shares vest according to the following schedule:

47

Vesting Date	Davis	Gavigan	Dennen	Lefferson	Stollings	Langford[2]
March 3, 2016	7,758	826	0	3,760	2,455	0
March 6, 2016	8,096	683	0	5,227	3,040	0
March 6, 2016 (Performance)	24,281	0	0	0	0	0
March 10, 2016	7,910	994	0	3,825	2,651	0
August 14, 2016	0	0	12,498	0	0	0
January 31, 2017 (Performance)	0	0	12,498	0	0	0
March 3, 2017	7,761	826	0	3,762	2,457	0
March 3, 2017 (Performance)	23,277	0	0	3,761	2,456	0
March 10, 2017	7,911	995	0	3,826	2,652	0
August 14, 2017	0	0	12,499	0	0	0
January 31, 2018 (Performance)	0	0	12,499	0	0	0
March 10, 2018	7,913	995	0	3,827	2,653	0
March 10, 2018 (Performance)	23,734	995	0	3,826	2,652	0
August 14, 2018	0	0	12,503	0	0	0
January 31, 2019 (Performance)	0	0	12,503	0	0	0

2 Mr. Langford’s unvested restricted shares were cancelled on 12/31/2015.

Option Exercises and Stock Vested

The following table shows the stock options exercised by, and restricted stock that vested for, the NEOs in 2015 and the value realized upon exercise.

	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Claude E. Davis	0	$0	39,740	$691,029

John M. Gavigan	0	$0	2,126	$36,679

Richard S. Dennen	0	$0	0	$0

C. Douglas Lefferson	10,000	$55,300	14,953	$258,476

Anthony M. Stollings	0	$0	8,366	$144,597

Kevin T. Langford	9,077	$46,724	9,212	$159,371

48

Pension Benefits Table

The following table shows, for each NEO, each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits. Values reflect the actuarial assumptions used for financial reporting purposes.

	Plan Name[1]	Number of Years of Credited Service[2]	Present Value of Accumulated Benefit[3]	Payments During Last Fiscal Year
Claude E. Davis	Pension Plan	11	$220,973	$0
	SERP	11	$551,833	$0
John M. Gavigan	Pension Plan	7	$55,821	$0
	SERP	7	$0	$0
Richard S. Dennen	Pension Plan	0	$0	$0
	SERP	0	$0	$0
C. Douglas Lefferson	Pension Plan	30	$673,397	$0
	SERP	30	$331,031	$0
Anthony M. Stollings	Pension Plan	9	$155,097	$0
	SERP	9	$51,010	$0
Kevin T. Langford	Pension Plan	10	$148,985	$0
	SERP	10	$70,561	$0

1 Effective January 1, 2014, the annual Pension Benefits allocation for all employees, including NEOs and other executives, was reduced from 9% to 5% of eligible earnings.

2 The number of years of service credited to the NEOs under the plan are computed as of December 31, 2015, the pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements which are included with the Company’s 2015 Annual Report and filed with the 2015 Form 10-K.

3 The present value of accumulated benefits shown in this column is calculated as of December 31, 2015, the measurement date used for reporting purposes in the Company’s 2015 Annual Report. Assumptions used in determining these amounts include a 4.05% discount rate, a 4.05% lump sum interest rate, and the 2015 PPA Mortality Table, described in IRS Notice 2013-49 consistent with assumptions used for reporting purposes in the Company’s 2015 Annual Report filed with the Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. (See Footnote 14 – Employee Benefit Plans to the consolidated financial statements contained in the Company’s 2015 Annual Report filed with the 2015 Form 10-K – for information regarding the assumptions made by the Company for reporting purposes in the Company’s 2015 Annual Report.)

Pension Plan

The First Financial Bancorp Associate Pension Plan and Trust (“Pension Plan”) is a tax-qualified pension plan covering eligible employees of the Company. Effective January 1, 2008 (July 1, 2007 for new participants), we made several changes to the Pension Plan to be better positioned competitively to attract and retain employees and to manage the escalating and varying costs of retiree benefits. These changes also resulted in revisions to benefits under our non-qualified retirement plans.

Benefits under the Pension Plan’s previous traditional pension benefit formula were frozen as of December 31, 2007 (except with respect to certain employees, as explained below), and as of January 1, 2008 participants accrue benefits under a new account balance formula. The changes reflect a shift towards account balance formulas and a shift away from traditional annuity-type formulas. The material terms and conditions of the Pension Plan as applicable to the NEOs for 2015 who are currently employees of the Company are as follows:

Eligibility

The Pension Plan covers employees of the Company who have attained age 21 and completed the earlier of 1,000 hours of service within a calendar year, the first anniversary of hire or any subsequent calendar year.

Benefit Formula

The Pension Plan provides an accrual to a participant’s account for each year in which he works 1,000 hours. Prior to 2014, the accrual was equal to 5% of the participant’s

49

compensation plus an additional 4% of the participant’s compensation in excess of 50% of the Social Security wage base. Effective January 1, 2014, the composition of the Company’s overall retirement benefit changed. As a result, the additional accrual of 4% of the participant’s compensation in excess of 50% of the Social Security wage base was discontinued. All eligible associates now receive a pension benefit annual accrual of 5% of compensation.

For this purpose, compensation means the participant’s total cash remuneration from the Company prior to contributions to a cafeteria plan or a 401(k) plan, including bonuses, overtime pay and other special cash remuneration. However, compensation cannot exceed the compensation limit of Code Section 401(a) (17).

Interest

For allocations prior to 2014, participant accounts are credited with interest for each year at the rate on five-year Treasury securities as of November of the preceding plan year. For allocations after January 1, 2014, participant accounts are credited with a rate of return equal to the S&P 500 Index and Barclays U.S. Aggregate Bond Index weighted 40% and 60% respectively.

Vesting

A participant becomes immediately vested in this retirement benefit upon hire.

Distribution

A participant’s account may be distributed at the participant’s election at any time after the participant separates from service. However, it must be distributed no later than 60 days after the later of the date the participant attains age 65 and the date of the participant’s separation from service. The participant may elect to receive his account in a lump sum or as an annuity with an actuarial value equivalent to the value of his account.

Each of our NEOs is eligible to participate in the Pension Plan with respect to the account balance formula and are fully vested in their Pension Plan retirement benefit.

Traditional Pension Benefit Formula

Benefits accruing prior to January 1, 2008 are generally calculated based on benefit service and average monthly compensation as of December 31, 2007.

Executive Supplemental Retirement Plan

The Company maintains a supplemental executive retirement plan to supplement the retirement benefits provided under the Pension Plan for certain senior executive officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. The material terms and conditions of the SERP as they pertain to the NEOs for 2015 are as follows:

Eligibility

The SERP benefit is generally provided to those highly compensated employees of the Company whose compensation exceeds the IRS limits imposed on the Pension Plan and who have been designated as eligible to participate in the plan by the Company. With the exception of Mr. Gavigan and Mr. Dennen, all NEOs participated in the SERP in 2015.

Benefit Formula

The SERP provides a benefit in excess of the IRS compensation and benefit limits imposed by Sections 401(a) (17) and 415 of the Code, respectively, with respect to the service benefit component of the Pension Plan and the account benefit component of the Pension Plan. The benefit under the SERP is calculated as the difference between (x) the lump sum or periodic benefit the executive would have received under the Pension Plan, but for the applicable IRS compensation limits under Section 415 and 401(a) (17) of the Code, and (y) the lump-sum or periodic benefit the executive is entitled to under the Pension Plan. Compensation and years of service under the SERP generally have the same meanings provided under the Pension Plan.

Vesting

Participants are vested in their SERP benefit to the same extent they are vested in their retirement benefit provided under the Pension Plan. However, the Company generally reserves the right to forfeit and/or reduce a participant’s benefit under the SERP.

50

Time and Form of Payment

Payment of benefits under the SERP generally commence upon the participant’s qualifying termination of employment. The benefit generally may be payable in an annuity or lump sum, as agreed to by the executive and the Company.

Pursuant to the Defined Benefit Plan changes effective January 1, 2014 described above, SERP benefits for all NEOs and other executives were reduced from 9% to 5% of eligible earnings.

Nonqualified Deferred Compensation

The Company maintains two nonqualified deferred compensation plans for the CEO: the First Financial Bancorp Deferred Compensation Plan (“DCP”) and the Supplemental Savings Agreement (“SSA”). The DCP was frozen in 2010 to any future employee or Company contributions. Effective January 1, 2014, the annual Company contribution pursuant to the terms of the SSA was discontinued. No other NEO is eligible to participate in these plans. The table below shows earnings and distributions for the DCP and SSA.

Plan Name	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year[2]	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End[3]
Claude E. Davis
DCP	$0	$0	$2,395	$0	$178,175
SSA[4]	$0	$0	$0	$0	$252,569
Richard S. Dennen[5]
Oak Street Deferred Compensation Plan	$0	$0	$0	$66,952	$0

1 The DCP was frozen to future contributions in 2010.

2 The investment earnings / loss for 2015 reported in this column is included in the Summary Compensation table.

3 The aggregate balance for the DCP as of December 31, 2014 includes prior deferrals of base salary and bonus that were previously earned and reported as compensation on the Summary Compensation Table for prior years. These amounts have since been adjusted, pursuant to the terms of the plan, for investment performance (e.g., earnings and losses), deferral credits and distributions (as applicable).

4 Effective January 1, 2014, no additional employer contributions will be provided under the Supplemental Savings Account.

5 Amount in “Aggregate Withdrawals / Distributions” includes $66,951.56 paid to Mr. Dennen under the Oak Street Funding LLC Nonqualified Deferred Compensation Plan that was terminated on August 13, 2015 in connection with the acquisition of Oak Street Funding by First Financial Bank.

Deferred Compensation Plan

The DCP is an unfunded, unsecured deferred compensation plan maintained for the CEO only that was frozen to future employee and employer contributions in 2010. The material terms and conditions of the DCP in 2015 are as follows:

Investments

The account is credited with earnings and losses based on investments selected by the CEO from the investments available under the DCP, as determined by the Company. Investment elections can be changed monthly. No securities of the Company are available for investment under the DCP.

Distributions

Distribution of the DCP account will be paid or commence as of the first day of the third month following the participant’s termination of employment, except as otherwise required by Section 409A of the Code. Before any deferrals are made under the plan, the participant may elect to receive distribution of his DCP account in a lump sum or in monthly, quarterly or annual installments over up to ten years. If the participant dies while receiving installment payments, the remainder of his DCP account will be distributed to his beneficiary in a lump sum 60 days following the participant’s death;

51

otherwise, the DCP account of the participant will be distributed on the first day of the ninth month following the participant’s death.

Executive Supplemental Savings Agreement

The Company has entered into an Executive Supplemental Savings Agreement with Mr. Davis to supplement the benefits provided under the First Financial Bancorp 401(k) Savings Plan. The SSA is an unfunded, unsecured deferred compensation plan. The SSA was amended and restated effective December 31, 2013 to state that no additional Company contributions will be provided under the SSA after December 31, 2013. The material terms and conditions of the SSA are as follows:

Employer Contributions

For each calendar year, ending with the 2013 calendar year, the Company made a contribution to Mr. Davis’ account in the SSA equal to 4% of the difference between (i) Mr. Davis’s total pay for the year and (ii) the compensation limit of Code Section 401(a) (17).

Earnings

Mr. Davis’s account under the SSA accrues earnings as if it were invested in investments available under the 401(k) Savings Plan as selected by the Company.

Vesting

Mr. Davis’s account under the SSA is 100% vested at all times, except that it will be forfeited if he is terminated for cause (as is defined by the SSA).

Distribution

Mr. Davis’s account under the SSA will be distributed in a lump sum six months following his separation from service. In the event of his death before distribution, his account will be distributed to his beneficiary.

Split-Dollar and Group Term Life Insurance

The Company maintains split-dollar insurance on the lives of all its NEOs who are currently employed with the Company (with the exception of Messrs. Gavigan and Dennen). Under the split-dollar insurance program, upon the death of a NEO, the company-owned life insurance policy first pays the Company the premiums that the Company paid for the policy, and then pays the NEO’s beneficiary a death benefit equal to three times the executive’s base salary in effect at his or her death.

In the event Mr. Davis or Mr. Lefferson terminate employment and are also eligible to receive an immediate retirement benefit under the Pension Plan (including an early retirement benefit), the Company will keep their life insurance policies in force until the executive’s death with a death benefit payable to the executive’s beneficiary equal to three times the executive’s base salary at the time of his termination of employment. The Company no longer offers this retirement benefit provision in its life insurance policies. As of December 31, 2015, Mr. Davis and Mr. Lefferson are the only NEOs eligible for this benefit.

Messrs. Gavigan and Dennen are eligible for the Company-paid group term-life insurance benefit that is available to all full-time associates in the amount of two times annual base salary up to $600,000.

Other Potential Post-Employment Payments

NEO Employment and Non-Competition Agreements

The Company is a party to Employment and Non-Competition Agreements with each of Messrs. Davis, Stollings, Lefferson, and Dennen (the “NEO Employment Agreements”). The NEO Employment Agreements provide for the employment of these individuals in their current positions with the Company or in a position that is comparable to such position in responsibility.

Term of the NEO Employment Agreements. The current terms of the NEO Employment Agreements for Messrs. Davis, Lefferson, and Stollings will expire on April 30, 2016, and the current term of the NEO Employment Agreement for Mr. Dennen will expire on August 14, 2018. The NEO Employment Agreements renew automatically for additional one-year periods unless the executive or the Company gives at least 90 days written notice prior to a scheduled expiration date that the term will not renew.

Compensation. Under the NEO Employment Agreements, an executive is entitled to receive a minimum annual base salary at the rate stated in the executive’s agreement. In addition, each of the NEO Employment Agreements provides that the executive is eligible to participate in the Company’s STIP as in effect from time to time. The agreement for Mr. Davis provides for a target annual bonus opportunity that is presently 60% (as established by the

52

Compensation Committee) of his annual base salary, and the agreements for Messrs. Dennen, Lefferson, and Stollings provide for target bonus opportunities of 40% of their annual base salaries. In addition, the NEO Employment Agreements for Messrs. Davis, Dennen, Lefferson, and Stollings provide that the executive is eligible to receive, during the term of the agreement, an annual long-term incentive award having a value on the grant date equal to a specified percentage of the executive’s base salary. The applicable percentages for Messrs. Davis, Dennen, Lefferson, and Stollings are 110%, 50%, 70% and 50%, respectively, of their annual base salaries. The NEO Employment Agreements also provide that the executives are eligible to participate in all employee benefit plans and benefits that are offered generally to the Company’s other executive officers, subject to the terms and conditions of the applicable plan or program.

Severance Benefits. The NEO Employment Agreements provide for the payment of severance benefits if, during the term of the agreement or during the one-year period following the expiration of such term due to the Company’s non-renewal of the term, the Company terminates the executive’s employment without “Cause” (as defined in the agreement) or the executive resigns his employment with “Good Reason” (as defined in the agreement). Upon termination of employment by the Company without Cause (other than for disability or death) or by the executive for Good Reason, the executive is entitled to receive the following payments and benefits:

•	earned and unpaid base salary and vacation pay through the date of termination;

•	continued payment of base salary for 24 months;

•	a lump sum amount, or installments in the case of Mr. Davis, equal to two times the executive’s target bonus amount under the STIP, except that for Mr. Davis and Mr. Stollings the amount is the lesser of (i) two times the average of the STIP bonuses earned during the three years prior to the termination and (ii) two and one-half times the STIP bonus target in effect for the year of termination if Mr. Davis or Mr. Stollings is a “Covered Employee” under Section 162(m) of the Code for the year in which employment terminates or would have been a “Covered Employee” if he had continued his employment through the end of such year;

•	outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary); and

•	up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

If an executive’s employment is terminated by reason of his death or long-term disability, by the Company for Cause or voluntarily by the executive other than for Good Reason, the Company’s obligations to the executive are limited to payment of any accrued and unpaid base salary through the date of termination and the payment of any other benefits that are required to be provided to the executive under the terms of a plan or program in which such executive is a participant.

Change in Control. Upon a Change in Control of the Company, the terms of the NEO Employment Agreements for Messrs. Davis, Lefferson, and Stollings will end on the second anniversary of the date of occurrence of the Change in Control, and the term of the NEO Employment Agreement for Mr. Dennen will end on the first anniversary of the Change in Control.

Section 280G. In the event that any of the payments or benefits provided under the NEO Employment Agreements or otherwise would constitute an “excess parachute payment” as defined in Section 280G of the Code, the payments or benefits under such agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.

Restrictive Covenants. The NEO Employment Agreements prohibit the executive from revealing confidential information of the Company and disparaging the Company. In addition, the NEO Employment Agreements prohibit the executive from competing with the Company or its affiliated companies or soliciting their clients or hiring their employees while employed by the Company or an affiliated company and for varying time periods after employment terminates. The noncompetition period will end one year following separation of employment for Mr. Davis, six months following separation of employment for Messrs. Lefferson and Stollings, and three years following separation of employment for Mr. Dennen (one year if separation of employment occurs during a renewal term of the agreement). The nonsolicitation period for Messrs. Davis, Stollings, and Lefferson will end two years following separation of employment and three years following separation of employment for Mr. Dennen (one year if separation of employment occurs during a renewal term).

Definitions. As used in the NEO Employment Agreements, the terms “Change in Control” and “Good Reason” are defined as follows:

•	A “Change in Control” is deemed to have occurred if (i) any person (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) acquires beneficial ownership (within the meaning of the Securities Exchange Act of 1934) of shares representing 20% or more of the Company’s voting power in the election of directors, (ii) there is a change in a majority of the members of the Board of Directors over a two-year period, unless each new director is approved by a vote of at least two-thirds of the directors in office at the beginning of such two-year period, (iii) there is a reorganization, merger, consolidation or share

53

exchange as a result of which the Company’s common shares are exchanged or converted for shares of another corporation, a dissolution or liquidation of the Company or a sale or disposition of 50% or more of the Company’s assets, (iv) there is any other form of reorganization, merger, consolidation or share exchange, unless the persons who were beneficial owners of the Company’s common shares before the completion of such transaction own more than 65% of the outstanding shares of the successor or surviving corporation following the completion of such transaction and certain other conditions are met; or (v) any other transaction occurs that would be required to be reported by the Company as a change of control under specified provisions of the federal securities laws.

•	“Good Reason” is defined in the NEO Employment Agreements as the occurrence, without the executive’s consent, of: (i) a significant/material reduction in the executive’s base salary/base compensation, except for any decrease that is generally applicable to other similarly situated senior executives/officers of the Company; (ii) the failure of the Company (after notice and an opportunity to cure) to pay or provide to the NEO when due any material amount of compensation or material benefit that is required to be paid or provided under the agreement; (iii) a significant reduction in the NEO’s authority or responsibilities; or (iv) the failure of the Company to obtain the written agreement of any successor to the Company or the business of the Company to assume the agreement (solely to the extent such assumption does not occur by operation of law).

Severance and Change in Control Agreement.

The Company is a party to a Severance and Change in Control Agreement with Mr. Gavigan dated March 13, 2015 (the “CIC Agreement”). Under the CIC Agreement, Mr. Gavigan will receive severance benefits in the event the Company terminates his employment without Cause or he terminates his employment for Good Reason within 12 months following a Change in Control. As used in the CIC Agreement, the definitions of the terms “Cause,” and “Change in Control” are substantially the same as the definitions for those terms in the NEO Employment Agreements. The term “Good Reason” is defined in the CIC Agreement to include termination of employment by the executive within 90 days following the occurrence (and after the expiration of any cure period) of either (i) a material reduction in the executive’s base compensation (other than a reduction applicable to all similarly situated executives) or (ii) a material breach by the Company of the CIC Agreement.

The initial term of the CIC Agreement will end on April 30, 2016. The CIC Agreement will renew automatically for an additional, one-year period, and will continue to renew unless Mr. Gavigan or the Company gives at least 90 days written notice prior to a scheduled expiration date that the term will not renew. In the event of a Change in Control, the term of the CIC Agreement will be the one-year period following the consummation of the Change in Control, provided that the agreement will not automatically renew at the end of the term following such Change in Control.

Upon termination of Mr. Gavigan by the Company without Cause (other than as a result of death or disability) and not in connection with a Change in Control, Mr. Gavigan will be entitled to receive the following payments and benefits: (i) earned and unpaid base salary and vacation pay through the date of termination; (ii) continued payment of base salary for 24 months; (iii) an amount equal to a multiple of Mr. Gavigan’s target bonus amount under the STIP as described below; (iii) outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary); and (iv) up to twelve months of the employer portion of COBRA premium payment contributions from the Company. If Mr. Gavigan is a covered employee for purposes of Section 162(m)(3) of the Code for the year in which employment terminates (or would have been a Covered Employee if the executive had continued employment until the end of the year), the STIP severance amount payable to Mr. Gavigan will be equal to the lesser of (i) two times the average of the STIP bonuses earned during the three years prior to the qualifying termination (or such lesser period for which Mr. Gavigan was eligible to participate in the STIP) or (ii) two and one-half times the STIP bonus target in effect for the year of termination. If Mr. Gavigan is not a Covered Employee or if a severance benefit is being paid in connection with a Change in Control, the STIP severance amount will be two times his target bonus amount under the STIP. Mr. Gavigan is not presently a Covered Employee.

If, immediately prior to a Change in Control or during the one-year period that commences upon a Change in Control, the Company terminates Mr. Gavigan’s employment without Cause (other than for disability or death) or if Mr. Gavigan terminates his employment for Good Reason, Mr. Gavigan will be entitled to receive the following payments and benefits: (i) earned and unpaid base salary and vacation pay through the date of termination; (ii) continued payment of base salary for 24 months; (iii) an amount equal to two times his target amount under the STIP; (iii) outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary); and (iv) up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

The CIC Agreement provides that, in the event that any of the payments or benefits provided under such agreement or otherwise would constitute an “excess parachute payment” as defined in Section 280G of the Code, the payments or benefits will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.

54

For six months following termination of employment (other than upon termination for Cause), Mr. Gavigan may not compete with the Company and, for two years following termination of employment, he may not solicit the Company’s clients or solicit or hire the Company’s employees.

Potential Payments for Termination Following a Change-in-Control

The table below summarizes the potential change-in-control benefits that would become payable to each of the NEOs as of December 31, 2015 pursuant to such executive’s NEO Employment Agreement or CIC Agreement, as applicable, and under such executive’s equity award agreements (“Equity Agreements”). Mr. Langford is not included because he was not an executive officer of the Company on December 31, 2015.

In calculating these benefits, we assumed a change in control of the Company on December 31, 2015. To the extent relevant, the amounts are based on the Company’s closing share price on December 31, 2015 of $18.07 per share. If we calculated these amounts using a different date, the change in the amounts could be significant. For example, other equity awards have vested and/or were granted since December 31, 2015 and our stock value has fluctuated. Therefore, if we had calculated the amounts payable based on an April 2016 change in control and termination, the total payment amount would differ. In addition, several of the items shown (particularly under “Cash Severance” and “Excise Tax Gross-Up”) depend on compensation received over a period of time.

We are applying the definitions of a change in control that are included in the NEO Employment Agreements, the CIC Agreements and the Equity Agreements, which are substantially identical with the exception of Mr. Dennen’s Equity Agreements. The definition of a change in control in Mr. Dennen’s Equity Agreements includes, in addition to the change in control definitions used in the other Equity Agreements, that the sale of Oak Street Funding by First Financial will also be treated as a change in control under the agreement.

In accordance with SEC regulations, we do not show in the table any amount to be provided to a NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not include amounts disclosed above under the Pension Benefits Table, the Nonqualified Deferred Compensation Table or the Outstanding Equity Awards at Fiscal Year End Table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

The benefits shown under “Acceleration of Unvested Equity” reflect the market value of restricted stock held by each of the NEOs on December 31, 2015 for all outstanding, unvested awards including accrued dividends. Awards made in 2014 and 2015 do not immediately vest upon a change in control. In order for these awards to vest, a second qualifying trigger (i.e., loss of employment) must occur in conjunction with the change in control. The values shown in assume a double trigger event for those awards and thus include the value of all outstanding equity awards and accrued dividends.

We computed the amounts in accordance with the terms of the change in control employment or severance agreements. In addition, it is possible that an excise tax payment may be required if a change in control occurred even without a qualifying employment termination with respect to those benefits that become payable or vested solely upon the occurrence of a change in control.

	Mr. Davis	Mr. Gavigan	Mr. Dennen	Mr. Lefferson	Mr. Stollings
Change-in-Control (“CIC”) Severance Benefits

Base Salary[1]	$1,464,600	$450,000	$760,000	$742,000	$720,000

Bonus for Year of Separation[2]	$512,687	$135,000	$304,000	$296,800	$182,522

General Health and Welfare Benefits / Outplacement	$53,716	$28,107	$29,873	$34,757	$35,101
CIC Severance Benefits	$2,031,003	$613,107	$1,093,873	$1,073,557	$937,623
Acceleration of Unvested Equity[3]

Restricted Stock	$2,143,843	$96,114	$1,355,250	$574,879	$379,759
Accrued Dividends on Restricted Stock	$127,300	$5,032	$24,000	$29,741	$19,003
Unvested Options	$0	$0	$0	$0	$0
Total Unvested Equity	$2,271,143	$101,146	$1,379,250	$604,620	$398,762
Total Compensation Under Agreements
Cutback to avoid 280G Excise tax (if applicable)[4]	$0	$0	$0	$0	$0
Total Benefits[5]	$4,302,146	$714,253	$2,473,123	$1,678,177	$1,336,385

55

1 The multiplier for all NEOs is 2 times base salary.

2 Bonus for Messrs. Davis and Stollings is equal to the lesser of (x) two and one-half times the Target Bonus Amount or (y) two times the three-year average of the actual annual bonus awards paid (or payable) to the employee by the Company for the three (3) completed calendar years that immediately precede the employee’s termination of employment, payable in equal bi-weekly installments over the Severance Period, commencing with the first payroll period following the sixtieth (60th) day after employee’s date of termination of employment (the Termination Compensation and Termination Short-Term Bonus, collectively, the “Severance Benefits”). Messrs. Gavigan, Dennen, and Lefferson have a multiplier of 2 times bonus.

3 Per the 1999, 2009 and 2012 Stock Plans, all unvested stock options and restricted shares shall become fully exercisable or vested as of the date of a Change in Control. The values shown in the table above assume a double trigger event for those awards and thus includes the value of all outstanding equity awards and accrued dividends. For purposes of this table, performance shares are assumed to be earned at target, however under a true change in control the Committee would assess actual performance prior to the change and control, if possible and pro-rate the awards.

4 Includes reduction in payments to avoid 280G excise tax only in the event the reduction in payment results in a greater net after-tax amount than retained by the executive had no cutback been made.

5 These are the amounts assigned to these benefits for purposes of IRC Section 280G calculations. They do not necessarily reflect the actual cash payments to be paid to the applicable employees upon the event of a change in control.

Payments for Termination Without Regard to a Change in Control

The table below summarizes the potential benefits payable to each of the NEOs under his NEO Employment Agreements or CIC agreement, as applicable, upon an involuntary termination of the NEO’s employment by the Company without Cause or upon the NEO’s resignation for “Good Reason” without regard to the occurrence of a change in control of the Company.

As described above, a NEO is entitled to certain payments if he terminates his employment for “Good Reason.”

	Mr. Davis	Mr. Gavigan	Mr. Dennen	Mr. Lefferson	Mr. Stollings

Termination for Good Reason Severance Benefits
Base Salary[1]	$1,464,600	$450,000	$760,000	$742,000	$720,000
Bonus for Year of Separation[2]	$512,687	$48,219	$304,000	$296,800	$182,522
General Health and Welfare Benefits / Outplacement	$53,716	$28,107	$29,873	$34,757	$35,101

Total Benefits	$2,031,003	$526,326	$1,093,873	$1,073,557	$937,623

1 The multiplier for all NEOs is 2 times base salary.

2 In the event Messrs. Davis, Gavigan, and Stollings are covered employees as defined under Section 162 (m) of the Code, payout, as shown above, is equal to the lesser of (x) two and one-half times the Target Bonus Amount or (y) two times the three-year average of the actual annual bonus awards paid (or payable) to the employee by the Company for the three (3) completed calendar years that immediately precede the employee’s termination of employment, payable in equal bi-weekly installments over the Severance Period, commencing with the first payroll period following the sixtieth (60th) day after employee’s date of termination of employment (the Termination Compensation and Termination Short-Term Bonus, collectively, the “Severance Benefits”). However, Mr. Gavigan in his current role as Chief Financial Officer is not a covered employee and his bonus amount would be equal to 2 times target or $135,000 in this instance. Messrs. Dennen and Lefferson have a multiplier of 2 times bonus target amount.

Payments for Voluntary Termination by NEO, Termination for Cause

In the event of a NEO’s voluntary termination of the agreement (other than as specifically set forth in the agreement) or termination for cause, the NEO is not entitled to any special benefits under his employment agreement or any stock awards. All such benefits are void.

Payments upon Death or Disability

There are no additional benefits or payments due to disability of a NEO, other than under the existing disability policies of the Company that apply to all employees.

Upon the death of a NEO (other than Messrs. Gavigan and Dennen), the NEO’s estate would be entitled to three (3) times the NEO’s base salary at the time of death pursuant to the split-dollar life insurance policies previously

56

discussed. Messrs. Gavigan and Dennen are eligible for the Company-paid group life benefit that is available to all full time associates. See “Split-Dollar and Group Term Life Insurance.”

Awards granted after January 1, 2014, immediately vest in the event of death or disability.

Retirement Benefits

In the event of retirement by the NEOs, they would be entitled to certain retirement benefits that can be paid over time or taken in a lump sum. Below is a presentation regarding lump sum benefits for early retirement under the Pension Plan:

	Total Present Value of Accumulated Benefit using ASC Topic 715 Assumptions[1]	Total Present Value of Vested Accumulated Benefit using Actual Lump Sum Basis[2]	Incremental Value due to the Difference between ASC Topic 715 Assumptions and Actual Lump Sum Basis[3]	Incremental Value due to Early Retirement Subsidies
Claude E. Davis	$772,806	$847,004	$66,887	$7,311
John M. Gavigan	$55,821	$74,588	$18,767	$0
Richard S. Dennen	$0	$0	$0	$0
C. Douglas Lefferson	$1,004,428	$936,582	($67,846)	$0
Anthony M. Stollings	$206,107	$218,059	$11,952	$0
Kevin T. Langford	$219,546	$264,429	$44,883	$0

1 See “Pension Benefits Table.”

2 Calculated assuming NEO terminates employment on December 31, 2015 and receives an immediate lump sum distribution using the rate in effect for December 2015 payments.

3 For information purposes only. Allocates the increase in retirement value over the values shown in the Pension Benefit Table to its two primary sources: (i) Difference between U.S GAAP assumptions and actual lump sum interest rate basis; and (ii) Value of early retirement subsidies that are included in the actual lump sum payment if the NEO terminates employment.

Other than as set forth above, NEOs are not entitled to any additional benefits. For example, there currently is no acceleration of restricted stock or options upon retirement.

Compensation Committee Interlocks and Insider Participation

During 2015, no member of the Compensation Committee was an employee, officer or former officer of the Company. None of our executive officers served in 2015 on the Board or Compensation Committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. All Compensation Committee members had banking or financial services transactions in the ordinary course of business with our bank subsidiary. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Company’s Compensation Committee.

57

2017 Annual Meeting Information

Shareholder Proposals for the 2017 Annual Meeting

If an eligible shareholder wishes to present a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders, the proposal must be received by our Corporate Secretary no later than December 16, 2016 (120 calendar days prior to the anniversary of this year’s proxy statement mailing date). Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Upon receipt of such a proposal, we will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable regulations.

If an eligible shareholder wishes to nominate a director at our 2017 Annual Meeting of Shareholders written notice of this nomination must be received by our Corporate Secretary, no later than February 23, 2017 (90 calendar days prior to the anniversary of this year’s annual meeting).

All shareholder proposals should be sent to First Financial Bancorp, Attention: Shannon M. Kuhl, Chief Legal Officer and Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, Ohio 45202.

April 14, 2016	BY ORDER OF THE BOARD OF DIRECTORS

Shannon M. Kuhl
Corporate Secretary

58

EXHIBIT A

FIRST FINANCIAL BANCORP.

KEY EXECUTIVE SHORT TERM INCENTIVE PLAN

(Amended and Restated March 10, 2015)

I.	Purpose

The purpose of the Plan is to establish a program of incentive compensation for designated officers and/or key executive employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key executives who make substantial contributions to the Company.

II.	Definitions

“Board” means the Board of Directors of the Company or the Executive Committee thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means either (i) the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code). If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee.

“Company” means First Financial Bancorp and each of its subsidiaries.

“Designated Beneficiary” means the beneficiary or beneficiaries designated in accordance with Article XIII hereof to receive the amount, if any, payable under the Plan upon the Participant’s death.

“162(m) Incentive Award” means a Incentive Award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VII.

“Incentive Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V.

“Participant” means any officer or key executive designated by the Committee to participate in the Plan. At a minimum, the participant group will consist of the Chief Executive Officer and certain officers of First Financial Bancorp reporting directly to the Chief Executive Officer and selected by the Committee who either are, or are determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code.

“Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Incentive Awards. Performance Criteria shall be measured in terms of one or more of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Participant is employed:

assets	average total common equity	deposits
earnings per share	economic profit added	efficiency ratio
gross margin	gross revenue	internal rate of return
loans	net charge-offs	net income
net income before tax	net interest income	non-interest expense
non-interest income	non-performing assets	operating cash flow
pre-provision net revenue	return on assets	return on equity
return on risk weighted assets	return on sales	stock price
tangible equity	total shareholder return

Each grant of a 162(m) Incentive Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria. The Performance Criteria may be measured against peer group performance.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or the performance criteria would produce excessive or unnecessary risk to the institution, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part,

59

as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Incentive Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code.

“Performance Period” means the period during which performance is measured to determine the level of attainment of an Incentive Award, which shall be the fiscal year of the Company or such other period as the Company may determine.

“Plan” means the First Financial Bancorp Key Executive Short Term Incentive Plan.

III.	Eligibility

Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as neither a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

IV.	Administration

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Incentive Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XVI. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

V.	Incentive Awards

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a threshold and target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Incentive Awards will be based on an annual calendar year performance period or such other period as the Committee may determine, provided that the performance period of any 162(m) Incentive Award will comply with the requirements of Section 162(m) of the Code. Incentive Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Incentive Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Incentive Award to be made to each Participant.

VI.	Payment of Incentive Awards

Incentive Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee. Payment of Incentive Awards shall be made in the form of cash, provided, however that the Committee may elect to pay a percentage of such Incentive Awards in shares of the Company’s common shares, no par value (“Shares”) pursuant to the any shareholder approved stock plan then in effect with available shares and for which the Participant is eligible. Any Shares shall be subject to restrictions as may be determined by the Committee. Incentive Award amounts earned but not yet paid will not accrue interest. Incentive Awards, including any grant of Shares in lieu of cash, shall be paid or issued by March 15 of the calendar year following the year in which the Performance Period closes, after the determination of the amount thereof by the Committee.

VII.	162(m) Incentive Awards

Unless determined otherwise by the Committee, each Incentive Award, awarded under the Plan shall be a 162(m) Incentive Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

1. No 162(m) Incentive Award may be paid unless and until the shareholders of the Company have approved the Plan in a manner which complies with the shareholder approval requirements of Section 162(m) of the Code.

60

2. A 162(m) Incentive Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code)

3. The performance goals to which a 162(m) Incentive Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Incentive Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

4. No 162(m) Incentive Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

5. The maximum amount of a 162(m) Incentive Award is the lower of 2x target Incentive Award or $2.0 million to a single Participant.

VIII.	Termination of Employment

A Participant shall be eligible to receive payment of his or her Incentive Award earned during a Performance Period, so long as the Participant is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Incentive Award. In the event of a Participant’s death prior to the payment of an Incentive Award which has been earned, such payment shall be made to the Participant’s Designated Beneficiary or, if there is none living, to the estate of the Participant.

IX.	Reorganization or Discontinuance

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Incentive Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

X.	Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

XI.	No Claim or Right to Plan Participation

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

XII.	Taxes

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

XIII.	Designation and Change of Beneficiary

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive an Incentive Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

XIV.	Payments to Persons Other Than the Participant

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so

61

directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefore.

XV.	No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

XVI.	Termination or Amendment of this Plan

The Committee may amend, suspend or terminate this Plan at any time; provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Incentive Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

XVII.	Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XVIII.	Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws.

XIX.	Section 409A of the Internal Revenue Code

It is the Company’s intent that the Plan complies with or be exempt from the requirements of Section 409A and that the Plan be administered and interpreted accordingly. If and to the extent that any payment or benefit under the Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall be made or provided on the date that is six months and one day after the date of the Participant’s separation from service (or earlier death). Any amount not paid in respect of the six month period specified in the preceding sentence will be paid to the Participant (plus interest at the applicable federal rate as defined in Section 1274(d) of the Code) in a lump sum on the date that is six months and one day after the Participant’s separation from service (or earlier death). Each payment made under the Plan shall be deemed to be a separate payment for purposes of Section 409A.

XX.	Compliance with Laws

The Plan is intended to comply with, and shall be interpreted and administered consistent with, any applicable banking rules and regulations relating to compensation.

XXI.	Clawback

If, following the payment of any bonus, the Committee determines that such payment was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria, the Company shall be entitled to receive, and the Participant shall be obligated to pay to the Company immediately upon demand therefor, the portion of the bonus that the Committee determines was not earned.

62

XXII.	Effective Date

The effective date of the Plan shall be as of January 1, 2011, subject to approval of the Company’s shareholders on May 24, 2011, as required to comply with the requirements of Section 162(m) of the Code, and thereafter shall remain in effect until terminated in accordance with section XVI hereof. No payments shall be made under the Plan if it is not approved by the Company’s shareholders.

63

FIRST

first financial bancorp

FIRST FINANCIAL BANCORP.
255 E. FIFTH STREET, 29TH FLOOR
CINCINNATI, OH 45202

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E05786-P73474 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST FINANCIAL BANCORP.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) J. Wickliffe Ach
02) David S. Barker
03) Cynthia O. Booth
04) Claude E. Davis
05) Corinne R. Finnerty
06) Peter E. Geier
07) Murph Knapke
08) Susan L. Knust
09) William J. Kramer
10) Jeffrey D. Meyer
11) John T. Neighbours
12) Richard E. Olszewski
13) Maribeth S. Rahe

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Re-approve the Company's Amended and Restated Key Executive Short Term Incentive Plan.	☐	☐	☐
3. Ratification of Crowe Horwath LLP as the Company's independent registered public accounting firm for 2016.	☐	☐	☐
4. Advisory (non-binding) vote on the compensation of the Company's executive officers.	☐	☐	☐

NOTE: The proxies are authorized to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E05787-P73474

FIRST FINANCIAL BANCORP.
ANNUAL MEETING OF SHAREHOLDERS
May 24, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

John M. Gavigan and Billie L. Meents, or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First Financial Bancorp. (the "Company") to be held www.virtualshareholdermeeting.com/ffbc16 on Tuesday, May 24, 2016 at 10:00 a.m., local time, or at any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying proxy statement is hereby acknowledged. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote "FOR" the election of directors; and "FOR" Proposals Two, Three and Four. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2016.

FIRST FINANCIAL BANCORP.

FIRST

first financial bancorp

FIRST FINANCIAL BANCORP
255 E. FIFTH STREET, 29TH FLOOR
CINCINNATI, OH 45202

E05788-P73474

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 30, 2016
Date: May 24, 2016 **Time:** 10:00 a.m. EDT
Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/ffbc16.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/ffbc16 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

ANNUAL REPORT NOTICE AND PROXY STATEMENT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2016 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting:

Go to *www.virtualshareholdermeeting.com/ffbc16*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E05789-P73474

Voting Items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees:

01) J. Wickliffe Ach
02) David S. Barker
03) Cynthia O. Booth
04) Claude E. Davis
05) Corinne R. Finnerty
06) Peter E. Geier
07) Murph Knapke
08) Susan L. Knust
09) William J. Kramer
10) Jeffrey D. Meyer
11) John T. Neighbours
12) Richard E. Olszewski
13) Maribeth S. Rahe

The Board of Directors recommends you vote FOR the following proposals:

4. Advisory (non-binding) vote on the compensation of the Company's executive officers.

NOTE: The proxies are authorized to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

E05790-P73474

FIRST
first financial bancorp
first financial

FIRST

first financial bancorp

GO VOTE

JOIN YOUR FELLOW SHAREHOLDERS.

fIRST
first financial bancorp
GO
VOTE
JOIN YOUR FELLOW SHAREHOLDERS.

Virtual Shareholder Meeting, Encouraging Global Access

You may attend the meeting, vote, view materials and ask questions without leaving the comfort of your home.

Did you know as a Shareholder, you can....

- Log in and attend the virtual shareholder meeting by using your control number.
- Please visit www.virtualshareholdermeeting.com/ffbc16 for more information about your virtual shareholder meeting.
- Sumbit your questions before the meeting at www.theinvestornetwork.com/forum/ffbc